EXECUTION COPY












                                  CREDIT AGREEMENT

                             Dated as of April 7, 1995

                                       Among

                      NATIONAL PATENT DEVELOPMENT CORPORATION,

                            GENERAL PHYSICS CORPORATION,

                         INVENTORY MANAGEMENT CORPORATION,

                        GP ENVIRONMENTAL SERVICES, INC. and

                   GPS TECHNOLOGIES, INC. FEDERAL SYSTEMS GROUP,

                                    as Borrowers

                                        and

                                 NatWest Bank N.A.

                                      as Bank
































                                  TABLE OF CONTENTS

                                                                       Page

                                      ARTICLE I

                       DEFINITIONS AND RULES OF INTERPRETATION . . . . .  1

                Section 1.1.    Definitions. . . . . . . . . . . . . . .  1
                Section 1.2.    Rules of Interpretation. . . . . . . . . 15

                                      ARTICLE II

                                THE CREDIT FACILITIES. . . . . . . . . . 16

                Section 2.1.    The Facilities . . . . . . . . . . . . . 16

                                     ARTICLE III

                            AMOUNT AND TERMS OF TERM LOAN. . . . . . . . 17

                Section 3.1.    Commitment to Lend . . . . . . . . . . . 17

                Section 3.2.    Term Note. . . . . . . . . . . . . . . . 17

                Section 3.3.    Procedure for Term Loan Borrowing. . . . 17

                Section 3.4.    Use of Proceeds of the Term Loan . . . . 18

                                      ARTICLE IV

                            THE REVOLVING CREDIT FACILITY. . . . . . . . 18

                Section 4.1.    Commitment to Lend . . . . . . . . . . . 18

                Section 4.2.    Revolving Credit Note. . . . . . . . . . 18

                Section 4.3.    Procedure for Revolving Credit
                                  Borrowing. . . . . . . . . . . . . . . 19

                Section 4.4.    Use of Proceeds of the Revolving
                                  Credit Loans . . . . . . . . . . . . . 19

                                      ARTICLE V

                    INTEREST, CONVERSIONS, PAYMENTS, COSTS, ETC. . . . . 20

                Section 5.1.    Interest . . . . . . . . . . . . . . . . 20
                        5.1.1.  Interest on Loans. . . . . . . . . . . . 20
                        5.1.2.  Interest After Default . . . . . . . . . 20

                Section 5.2.    Reduction of Revolving Credit
                                  Commitments. . . . . . . . . . . . . . 21

                Section 5.3.    Revolving Credit Loan Conversion
                                  Options. . . . . . . . . . . . . . . . 21
                        5.3.1.  Conversion to Different Type of Loan . . 21
                        5.3.2.  Continuation of Type of Loan . . . . . . 21
                        5.3.3.  Deemed Conversion. . . . . . . . . . . . 22

                Section 5.4.    Repayment of the Loans . . . . . . . . . 22
                        5.4.1.  Maturity . . . . . . . . . . . . . . . . 22
                        5.4.2.  Mandatory Repayment of Revolving
                                  Credit Loans . . . . . . . . . . . . . 22
                        5.4.3.  Optional Repayments of Loans . . . . . . 22

                Section 5.5.    Certain Fees and Costs . . . . . . . . . 23
                        5.5.1.  NPDC Closing Fee . . . . . . . . . . . . 23
                        5.5.2.  Commitment Fee . . . . . . . . . . . . . 23
                        5.5.3.  Letter of Credit Fee . . . . . . . . . . 23
                        5.5.4.  Additional Costs, Etc. . . . . . . . . . 23
                        5.5.5.  Capital Adequacy . . . . . . . . . . . . 25
                        5.5.6.  Certificate. . . . . . . . . . . . . . . 25

                Section 5.6.    Payments and Computations. . . . . . . . 26
                        5.6.1.  Funds for Payments . . . . . . . . . . . 26
                                5.6.1.1.  Payment to Bank. . . . . . . . 26
                                5.6.1.2.  No Offset, Etc.  . . . . . . . 26
                        5.6.2.  Computations; Records. . . . . . . . . . 26

                Section 5.7.    Inability to Determine LIBOR Rate. . . . 27

                Section 5.8.    Illegality . . . . . . . . . . . . . . . 27

                Section 5.9.    Indemnity. . . . . . . . . . . . . . . . 27

                Section 5.10.   Concerning Joint and Several
                                  Liability of the GPC Borrowers . . . . 28

                                      ARTICLE VI

                                  LETTERS OF CREDIT. . . . . . . . . . . 30

                Section 6.1.    Letter of Credit Commitment. . . . . . . 30
                        6.1.1.  Commitment to Issue Letters of
                                  Credit . . . . . . . . . . . . . . . . 30
                        6.1.2.  Procedure for Letters of Credit. . . . . 30
                        6.1.3.  Terms of Letters of Credit . . . . . . . 31

                Section 6.2.    Reimbursement Obligation of the
                                  Borrowers. . . . . . . . . . . . . . . 31

                Section 6.3.    Letter of Credit Payments. . . . . . . . 32

                Section 6.4.    Obligations Absolute . . . . . . . . . . 32

                Section 6.5.    Reliance by Issuer . . . . . . . . . . . 33

                Section 6.6.    Letter of Credit Fee . . . . . . . . . . 33

                                     ARTICLE VII

                                 COLLATERAL SECURITY . . . . . . . . . . 33

                Section 7.1.    Security of NPDC . . . . . . . . . . . . 33

                Section 7.2.    Security of GPC Borrowers. . . . . . . . 33

                                     ARTICLE VIII

                            REPRESENTATIONS AND WARRANTIES . . . . . . . 33

                Section 8.1.    Corporate Authority. . . . . . . . . . . 33
                        8.1.1.  Incorporation; Good Standing . . . . . . 33
                        8.1.2.  Authorization. . . . . . . . . . . . . . 34
                        8.1.3.  Enforceability . . . . . . . . . . . . . 34

                Section 8.2.    Governmental and Third Party
                                  Approvals. . . . . . . . . . . . . . . 34

                Section 8.3.    Title to Properties; Leases. . . . . . . 35

                Section 8.4.    Financial Information. . . . . . . . . . 35
                        8.4.1.  Financial Statements . . . . . . . . . . 35
                        8.4.2.  Projections. . . . . . . . . . . . . . . 36

                Section 8.5.    Franchises, Patents, Copyrights,
                                  Etc. . . . . . . . . . . . . . . . . . 36
                Section 8.6.    Litigation . . . . . . . . . . . . . . . 36

                Section 8.7.    No Materially Adverse Contracts,
                                  Etc. . . . . . . . . . . . . . . . . . 36

                Section 8.8.    Compliance With Other Instruments,
                                  Laws, Etc. . . . . . . . . . . . . . . 37

                Section 8.9.    Tax Status . . . . . . . . . . . . . . . 37

                Section 8.10.   No Event of Default. . . . . . . . . . . 37

                Section 8.11.   Holding Company and Investment
                                  Company Acts . . . . . . . . . . . . . 37

                Section 8.12.   Collateral . . . . . . . . . . . . . . . 37

                Section 8.13.   Perfection of Security Interest. . . . . 38

                Section 8.14.   Employee Benefit Plans . . . . . . . . . 38
                        8.14.1. In General . . . . . . . . . . . . . . . 38
                        8.14.2. Terminability of Welfare Plans . . . . . 38
                        8.14.3. Guaranteed Pension Plans . . . . . . . . 39
                        8.14.4. Multiemployer Plan . . . . . . . . . . . 39

                Section 8.15.   Regulations G, U and X . . . . . . . . . 39


                Section 8.16.   Environmental Compliance . . . . . . . . 40

                Section 8.17.   Subsidiaries, Etc. . . . . . . . . . . . 41

                Section 8.18.   Capitalization; Ownership of GPC's
                                  Subsidiaries . . . . . . . . . . . . . 42

                Section 8.19.   Disclosure . . . . . . . . . . . . . . . 42

                Section 8.20.   Labor Relations. . . . . . . . . . . . . 42

                                      ARTICLE IX

                        AFFIRMATIVE COVENANTS OF THE BORROWERS . . . . . 42

                Section 9.1.    Punctual Payment . . . . . . . . . . . . 42
                        9.1.1.  NPDC Punctual Payment. . . . . . . . . . 43
                        9.1.2.  Punctual Payments. . . . . . . . . . . . 43

                Section 9.2.    Maintenance of Offices; Names. . . . . . 43

                Section 9.3.    Records and Accounts . . . . . . . . . . 43

                Section 9.4.    Financial Statements, Certificates
                                  and Information. . . . . . . . . . . . 43

                Section 9.5.    Notices. . . . . . . . . . . . . . . . . 46
                        9.5.1.  Defaults . . . . . . . . . . . . . . . . 46
                        9.5.2.  Environmental Events . . . . . . . . . . 46
                        9.5.3.  Notification of Claims Against
                                  Collateral . . . . . . . . . . . . . . 46
                        9.5.4.  Notice of Litigation and Judgments . . . 46
                        9.5.5.  Notice of Amendments to Certain
                                  Documents. . . . . . . . . . . . . . . 47
                        9.5.6.  Notice of Certain Other Events . . . . . 47

                Section 9.6.    Corporate Existence; Maintenance of
                                  Properties . . . . . . . . . . . . . . 47

                Section 9.7.    Insurance. . . . . . . . . . . . . . . . 48
                        9.7.1.  General. . . . . . . . . . . . . . . . . 48
                        9.7.2.  Notice of Cancellation, Etc. . . . . . . 48

                Section 9.8.    Taxes. . . . . . . . . . . . . . . . . . 48

                Section 9.9.    Inspection of Properties and Books,
                                  Etc. . . . . . . . . . . . . . . . . . 49
                        9.9.1.  General. . . . . . . . . . . . . . . . . 49
                        9.9.2.  Bank Audits. . . . . . . . . . . . . . . 49
                        9.9.3.  Communications with Accountants. . . . . 49

                Section 9.10.   Compliance with Laws, Contracts,
                                  Licenses, and Permits. . . . . . . . . 50

                Section 9.11.   Employee Benefit Plans . . . . . . . . . 50

                Section 9.12.   Use of Proceeds. . . . . . . . . . . . . 50

                Section 9.14.   Further Assurances . . . . . . . . . . . 51

                Section 9.15.   Dividend Payments. . . . . . . . . . . . 51

                Section 9.16.   Loans to NPDC and the Foreign
                                  Subsidiaries . . . . . . . . . . . . . 51

                                      ARTICLE X

                   CERTAIN NEGATIVE COVENANTS OF THE GPC BORROWERS . . . 51

                Section 10.1.   Restrictions on Indebtedness . . . . . . 52

                Section 10.2.   Restrictions on Liens. . . . . . . . . . 53

                Section 10.3.   Restrictions on Investments. . . . . . . 54

                Section 10.4.   Distributions. . . . . . . . . . . . . . 55

                Section 10.5.   Merger Consolidation and Disposition
                                  of Assets. . . . . . . . . . . . . . . 55
                        10.5.1. Mergers and Acquisitions . . . . . . . . 55
                        10.5.2. Disposition of Assets. . . . . . . . . . 56

                Section 10.6.   Sale and Leaseback . . . . . . . . . . . 56

                Section 10.7.   Compliance with Environmental Laws . . . 56

                Section 10.8.   Prohibited Changes and Payments. . . . . 56

                Section 10.9.   Employee Benefit Plans . . . . . . . . . 56

                Section 10.10.  Certain Transactions . . . . . . . . . . 57

                Section 10.11.  Limitation on Certain Changes. . . . . . 57

                Section 10.12.  Fiscal Year. . . . . . . . . . . . . . . 58

                Section 10.13.  Ownership of Subsidiaries. . . . . . . . 58

                Section 10.14.  GPC Fixed Charge Coverage. . . . . . . . 58

                Section 10.15.  Capital Expenditures . . . . . . . . . . 58

                Section 10.16.  GPC Consolidated Tangible Net Worth. . . 58

                Section 10.17.  GPC Consolidated Senior Debt to

                                  Consolidated Tangible Net Worth. . . . 58

                Section 10.18.  No GPC Loss. . . . . . . . . . . . . . . 58

                                      ARTICLE XI

                          CERTAIN NEGATIVE COVENANTS OF NPDC . . . . . . 59

                Section 11.1.   Restrictions on Liens. . . . . . . . . . 59

                Section 11.2.   Restrictions on Guaranties . . . . . . . 59

                Section 11.3.   Mergers and Acquisitions . . . . . . . . 60

                Section 11.4.   Certain Transactions . . . . . . . . . . 60

                Section 11.5.   Fiscal Year. . . . . . . . . . . . . . . 61

                Section 11.6.   Ownership of Subsidiaries. . . . . . . . 61

                Section 11.8.   NPDC Collateral to Loan Ratio. . . . . . 61

                Section 11.9.   NPDC Collateral Cash Flow Coverage . . . 61

                Section 11.10.  NPDC Leverage Ratio. . . . . . . . . . . 62

                                     ARTICLE XII

                                  CLOSING CONDITIONS . . . . . . . . . . 62

                Section 12.1.   Loan Documents . . . . . . . . . . . . . 62
                        12.1.1. Loan Documents . . . . . . . . . . . . . 62
                        12.1.2. Subordination Documents. . . . . . . . . 62

                Section 12.2.   Certified Copies of Charter
                                  Documents; Good Standing
                                  Certificates . . . . . . . . . . . . . 62

                Section 12.3.   Corporate Action . . . . . . . . . . . . 63

                Section 12.4.   Incumbency Certificate . . . . . . . . . 63

                Section 12.5.   Validity of Liens. . . . . . . . . . . . 63

                Section 12.6.   Lien Search Results. . . . . . . . . . . 63

                Section 12.7.   Evidence of Security Interests . . . . . 64

                Section 12.8.   Borrowing Base Report. . . . . . . . . . 64

                Section 12.9.   Opinions of Counsel. . . . . . . . . . . 64

                Section 12.10.  Payment of Fees and Expenses . . . . . . 64

                Section 12.11.  Payoff Letter. . . . . . . . . . . . . . 64

                Section 12.12.  Disbursement Instructions. . . . . . . . 64

                Section 12.13.  No Material Changes, Etc.  . . . . . . . 65

                Section 12.14.  Representations True; No Default . . . . 65

                Section 12.15.  Capital Structure. . . . . . . . . . . . 65

                Section 12.16.  Legal Restrictions . . . . . . . . . . . 65

                Section 12.18.  Due Diligence. . . . . . . . . . . . . . 65

                Section 12.19.  Satisfactory Documentation . . . . . . . 66

                                     ARTICLE XIII

                             CONDITIONS TO ALL BORROWINGS. . . . . . . . 66

                Section 13.1.   Representations True; No Event of
                                  Default. . . . . . . . . . . . . . . . 66

                Section 13.2.   No Legal Impediment. . . . . . . . . . . 66

                Section 13.3.   Governmental Regulation. . . . . . . . . 66

                Section 13.4.   Proceedings and Documents. . . . . . . . 66

                Section 13.5.   Borrowing Base Report. . . . . . . . . . 67

                Section 13.6.   Sufficient Credit Availability . . . . . 67

                                     ARTICLE XIV

                        EVENTS OF DEFAULT; ACCELERATION; ETC.  . . . . . 67

                Section 14.1.   Events of Default and Acceleration . . . 67

                Section 14.2.   Termination of Commitment. . . . . . . . 71

                Section 14.3.   Remedies . . . . . . . . . . . . . . . . 71

                Section 14.4.   Setoff . . . . . . . . . . . . . . . . . 72

                Section 14.5.   Waiver . . . . . . . . . . . . . . . . . 72

                                      ARTICLE XV

                          PROVISIONS OF GENERAL APPLICATION. . . . . . . 72

                Section 15.1.   Expenses . . . . . . . . . . . . . . . . 72

                Section 15.2.   Indemnification. . . . . . . . . . . . . 73

                Section 15.3.   Survival of Covenants, Etc.  . . . . . . 75

                Section 15.4.   Assignment and Participation . . . . . . 75
                        15.4.1. No Assignments by Borrowers. . . . . . . 75
                        15.4.2. Assignments and Participations . . . . . 75
                        15.4.3. Disclosure . . . . . . . . . . . . . . . 76

                Section 15.5.   Notices, Etc.  . . . . . . . . . . . . . 76

                Section 15.6.   Governing Law; Jurisdiction and
                                  Venue. . . . . . . . . . . . . . . . . 77

                Section 15.7.   Acknowledgements . . . . . . . . . . . . 77

                Section 15.8.   WAIVER OF JURY TRIAL . . . . . . . . . . 78

                Section 15.9.   Headings . . . . . . . . . . . . . . . . 78

                Section 15.10.  Counterparts . . . . . . . . . . . . . . 78

                Section 15.11.  Entire Agreement, Etc. . . . . . . . . . 78

                Section 15.12.  Consents, Amendments, Waivers, Etc.  . . 78

                Section 15.13.  Severability . . . . . . . . . . . . . . 79

                Section 15.14.  Integration of Exhibits and
                                  Schedules. . . . . . . . . . . . . . . 79

                Section 15.15.  Confidentiality. . . . . . . . . . . . . 79



          EXHIBITS AND SCHEDULES

          Exhibit A-1         Form of Term Note
          Exhibit A-2         Form of Revolving Credit Note
          Exhibit A-3         Form of Subordinated Pledged Note
          Exhibit B           Form of Security Agreement
          Exhibit C           Form of GPC Note Pledge Agreement
          Exhibit D           Form of Pledge Agreement
          Exhibit E-1         Form of Loan Request
          Exhibit E-2         Form of Term Loan Request
          Exhibit F           Form of Borrowing Base Report
          Exhibit G           Intentionally Omitted
          Exhibit H-1         Form of Compliance Certificate
          Exhibit H-2         Form of NPDC Compliance Certificate
          Exhibit I           Intentionally Omitted
          Exhibit J           Form of Subordination and Intercreditor
                         Agreement

          Schedule 8.2        UCC-1 Financing Statements and UCC-3
                    Termination Statements
          Schedule 8.3        Title Exceptions
          Schedule 8.6        Litigation
          Schedule 8.12(a)    Offices, Etc.
          Schedule 8.12(c)    Trade Names, Etc.
          Schedule 8.14       Guaranteed Pension Plans
          Schedule 8.16       Environmental Compliance
          Schedule 8.17       Subsidiaries and GPC Borrower Joint Ventures
          Schedule 8.18       Capitalization
          Schedule 10.1(i)    Existing Indebtedness
          Schedule 10.1(n)    Joint Venture Indebtedness
          Schedule 10.2       Existing Liens
          Schedule 10.3(d)    Existing Investments
          Schedule 10.3(h)    Stock Exchange and Joint Venture Investments
          Schedule 10.10      Certain Transactions with Affiliates
                              Schedule 11.2       Guaranties

                                   CREDIT AGREEMENT


                    This CREDIT AGREEMENT is made as of the 7th day of April, 1995, by and among NATIONAL PATENT DEVELOPMENT CORPORATION ("NPDC"), a Delaware corporation having its principal place of business at 9 West 57th Street, New York, New York 10019, GENERAL PHYSICS CORPORATION ("GPC"), a Delaware corporation having its principal place of business at 6700 Alexander Bell Drive, Columbia, Maryland 21046, INVENTORY MANAGEMENT CORPORATION ("IMC"), a Maryland corporation having its principal place of business at 6700 Alexander Bell Drive, Columbia, Maryland 21046, GP ENVIRONMENTAL SERVICES, INC. ("GPESI"), a Delaware corporation having its principal place of business at 6700 Alexander Bell Drive, Columbia, Maryland 21046, GPS TECHNOLOGIES, INC. FEDERAL SYSTEMS GROUP ("GPSTI", and collectively with GPC, IMC and GPESI the "GPC Borrowers"), a Delaware corporation having its principal place of business at 6700 Alexander Bell Drive, Columbia, Maryland 21046 and NATWEST BANK N.A. (the "Bank"), a national banking association.

                    The parties hereto hereby agree as follows:


                                      ARTICLE I

                       DEFINITIONS AND RULES OF INTERPRETATION

                    Section 1.1. Definitions. The following terms shall have the meanings set forth in this Article I or elsewhere in the provisions of this Credit Agreement referred to below:

                    Accounts Receivable. All rights of the GPC Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the GPC Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles and including, without limitation, "accounts" as defined in the Uniform Commercial Code of any applicable or relevant jurisdiction and Government Receivables.

                    Affiliate. As to any Person, any other Person (other than a wholly-owned Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

                    Applicable Law. Statutes and rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and all policies, guidelines, requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued (whether or not having the force of law).

                    Available Credit. The lesser of (a) the Revolving Credit Commitment or (b) the Borrowing Base Amount, as each may be in existence from time to time, as such lesser amount is reduced by the sum of (x) the aggregate amount of all outstanding Revolving Credit Loans, (y) the aggregate amount of (i) the Maximum Drawing Amount of all outstanding Letters of Credit and
          (ii) all Reimbursement Obligations and (z) the amount of all other GPC Obligations arising from or in respect of the Loan Documents that are then due and payable.

                    Balance Sheet Date.  September 30, 1994.

                    Bank:  As defined in the preamble hereto.

                    Bank's Office. The Bank's office located at Exchange Place Centre, 10 Exchange Place, Jersey City, New Jersey 07302, or at such other location as the Bank may designate from time to time.

                    Bank's Special Counsel. Simpson Thacher & Bartlett or such other counsel as may be approved by the Bank.

                    Borrowers. The collective reference to NPDC and the GPC Borrowers.

                    Borrowing Base Amount. At the relevant time of reference thereto, an amount determined by the Bank by reference to the most recent Borrowing Base Report equal to eighty percent (80%) of Eligible Accounts Receivable. The Borrowing Base Amount shall be determined monthly (or at such other interval as may be specified pursuant to Section 9.4(f)) by the Bank by reference to the Borrowing Base Report delivered to the Bank pursuant to
          Section 9.4(f).

                    Borrowing Base Report. A Borrowing Base Report signed by the chief financial officer of GPC and in substantially the form of Exhibit F hereto.

                    Business Day. Any day other than a Saturday, Sunday or day on which commercial banking institutions in New York, New York are authorized or required by law to be closed.

                    Capital Assets. As to any Person as of the date of determination thereof, fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

                    Capital Expenditures. As to any Person for any fiscal period, amounts paid or indebtedness incurred by such Person or any of its Subsidiaries in connection with the purchase or lease by such Person or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

                    Capitalized Leases. As to any Person as of the date of determination thereof, leases under which such Person or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

                    CERCLA.  As defined in Section 8.16(a).

                    Closing Date. The first date on which the conditions set forth in Article XII have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

                    Code.  The Internal Revenue Code of 1986.

                    Collateral. The collective reference to the GPC Collateral and the NPDC Collateral.

                    Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of GPC and its Subsidiaries or NPDC and its Subsidiaries, as the case may be, to the extent they are or should be consolidated in accordance with generally accepted accounting principles.

                    Consolidated EBITDA. As to any Person for any period, the Consolidated Net Income of such Person plus, but only to the extent such items shall have been deducted in determining such Consolidated Net Income, the sum of: (i) Consolidated Total Interest Expense, (ii) depreciation and amortization of assets,
          (iii) federal, state and local taxes; and minus, but only to the extent such item shall have been included in determining Consolidated Net Income, interest income accrued but unpaid during such period in favor of such Person consisting of interest on Indebtedness of NPDC owing to such Person, whether such Indebtedness is evidenced by notes or other evidences of Indebtedness pledged to the Bank pursuant hereto, or otherwise; determined in each case on a consolidated basis in accordance with generally accepted accounting principles.

                    Consolidated Fixed Charges. As to any Person for any period, an amount equal to the sum of (i) all payments on Indebtedness that became due and payable during such fiscal year pursuant to any agreement or instrument to which such Person or any of its Subsidiaries is a party relating to the borrowing of money or the obtaining of credit or in respect of Capitalized Leases, including, without limitation, all principal payments and Consolidated Total Interest Expense for such period and (ii) all payments by such Person during such period on all leases (other than operating leases that are not Capitalized Leases) of real and personal property (without duplication of items in (i) above). Demand obligations shall be deemed to be due and payable during any fiscal year during which such obligations are outstanding.

                    Consolidated Net Income (or Deficits). As to any Person for any fiscal period, the consolidated net income (or deficit) of such Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with generally accepted accounting principles.

                    Consolidated Senior Debt. As to any Person as of the date of determination thereof, Consolidated Total Liabilities of such Person excluding Subordinated Debt.

                    Consolidated Tangible Net Worth. As to any Person as of the date of determination thereof, the excess of Consolidated Total Assets over Consolidated Total Liabilities (exclusive of Subordinated Debt), and less the sum of (without duplication):

                         (a) the total book value of all assets of such Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                         (b) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

                         (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable.

                    Consolidated Total Assets. As to any Person as of the date of determination thereof, all assets of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

                    Consolidated Total Interest Expense. As to any Person for any period, the aggregate amount of interest required to be paid or accrued by such Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, facility fees and similar fees or expenses in connection with the borrowing of money.

                    Consolidated Total Liabilities. As to any Person as of the date of determination thereof, all liabilities that would appear on the balance sheet of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

                    Conversion Request. A notice given by the GPC Borrowers to the Bank of the GPC Borrowers' election to convert or continue a Revolving Credit Loan in accordance with Section 5.3.

                    Credit Agreement. This Credit Agreement, including the Schedules and Exhibits hereto.

                    Default.  As defined in Section 14.1.

                    Distribution. As to any Person the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of such Person, other than dividends payable solely in shares of common stock of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock of such Person, directly or indirectly through a Subsidiary of such Person, or otherwise; the return of capital by such Person to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of such Person.

                    Dollars or $. Dollars in lawful currency of the United States of America.

                    Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 5.3.

                    Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (a) that GPC reasonably and in good faith determines to be collectible; (b) that are with account debtors that (i) are not Affiliates of GPC, (ii) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction conducted in the ordinary course of business, (iii) are not insolvent or involved, whether voluntary or involuntary, in any case or proceeding under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Bank's reasonable judgment, creditworthy; (c) that are in payment for goods actually delivered or services or obligations that have been fully performed; provided, that with respect to Accounts Receivable subject to dispute or any other similar claims that would reduce the cash amount payable therefor, the amount hereunder shall be reduced by the cash amount in dispute, except that no value shall be given hereunder to any Account Receivable under which the cash amount payable therefor equals or exceeds $200,000, if twenty-five percent (25%) or more of the cash amount payable therefor is in dispute; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents and except for Liens permitted under Sections 10.2(ii) and 10.2(iv) which attach to the general assets (including Accounts Receivable) of any of the GPC Borrowers; provided, that the amount hereunder shall be reduced by the amount of any such Lien (without duplication of reductions pursuant to paragraph (e) below); (e) in which the Bank has a valid and perfected first priority security interest and except for Liens permitted under Sections 10.2(ii) and 10.2(iv) which attach to the general assets (including Accounts Receivable) of any of the GPC Borrowers; provided, that the amount hereunder shall be reduced by the amount of any such Lien (without duplication of reductions pursuant to paragraph (d) above); (f) that are not outstanding for more than ninety (90) days past the date of the respective invoices therefor; (g) that are not due from any single account debtor if more than fifty percent (50%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable; (h) that are payable in Dollars; (i) that are not payable from an office outside of the United States unless they are subject to letter of credit support reasonably acceptable to the Bank; (j) with respect to Government Receivables, to the extent the GPC Borrowers have complied with the provisions of the Security Agreement relating thereto; and (k) to the extent that the aggregate amount owing by a single account debtor (other than the United States government) on all such Accounts Receivable exceeds twenty-five percent (25%) of the Eligible Accounts Receivable of all account debtors, exclusive of such excess unless such excess has been accepted by the Bank as being eligible, acting in its exclusive and uncontrolled discretion.

                    Employee Benefit Plan. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

                    Employment Litigation. That certain litigation known as Edwin P. Harrison v. General Physics Corporation (Court of Common Pleas, Aiken County, South Carolina, Civil Action No. 93-CP-02-949); Donita L. Harrison v. General Physics Corporation (Court of Common Pleas, Aiken County, South Carolina, Civil Action No. 93-CP-02-766); and Edwin P. Harrison v. General Physics Corporation (Charge No. 146930477, Equal Employment Opportunity Commission).

                    Environmental Laws.  As defined in Section 8.16(a).

                    ERISA.  The Employee Retirement Income Security Act of
          1974.

                    ERISA Affiliate. Any Person that is treated as a single employer with any of the Borrowers under Section 414 of the Code.

                    ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of
          Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

                    Event of Default.  As defined in Section 14.1.

                    Five Star. Five Star Group, Inc., a Delaware corporation.

                    Five Star Agreement.  The Loan Agreement, dated
          April 29, 1993, among Five Star, the lenders signatory thereto and the Bank, as Agent for the lenders and any other agreement evidencing any obligation (direct or indirect) for borrowed money or guarantees of the foregoing between Five Star and the Bank.

                    Foreign Subsidiaries. Collectively, General Physics Asia Pte. Ltd., a Singapore private company having its principal place of business at 80 Marine Parade Road, 11-01 Parkway Parade, Singapore, 1544 and General Physics (Malaysia) Sdn. Bhn., a Malaysian private company having its principal place of business at B2-2 and B2-3, Block B, Bangunan SPKR, 46 Jalan Bungun, Damansara Heights, Malaysia 50490.

                    Foreign Subsidiaries Pledged Note. A promissory note, in form and substance satisfactory to the Bank, made by the Foreign Subsidiaries to the order of GPC and pledged to the Bank pursuant to the GPC Note Pledge Agreement.

                    generally accepted accounting principles. Generally accepted accounting principles in the United States of America in effect from time to time.

                    Government Receivables. All rights of the GPC Borrowers to moneys due or to become due under any contracts or agreements with or orders from the United States government or any agency or department thereof.

                    GPC.  As defined in the preamble hereto.

                    GPC Collateral. All the property, rights and interests of the GPC Borrowers that are or are intended to be subject to the security interests created by the Security Agreements, the GPC Note Pledge Agreement and any cash collateral paid to the Bank pursuant to Sections 6.2(b) or (c).

                    GPC Compliance Certificate.  As defined in Section
          9.4(e).

                    GPC Note Pledge Agreement. The GPC Note Pledge Agreement dated as of the date hereof between GPC and the Bank and substantially in the form of Exhibit C.

                    GPC Obligations. All indebtedness, obligations and liabilities of the GPC Borrowers to the Bank, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, but only those arising or incurred under or arising in respect of this Credit Agreement or any of the other Loan Documents or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred or the Revolving Credit Note or any of the Letter of Credit Applications, Letters of Credit or other instruments at any time evidencing any thereof.

                    GPESI.  As defined in the preamble hereto.

                    GPSTI.  As defined in the preamble hereto.

                    Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by any Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

                    Hazardous Substances.  As defined in Section 8.16(b).

                    IMC.  As defined in the preamble hereto.

                    Indebtedness. Without duplication, all obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) obligations under all Capitalized Leases and (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services in each case for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

                    Indenture. The Indenture, dated as of August 31, 1994, between GPC and Bank of Montreal Trust Company, as amended, supplemented or otherwise modified from time to time.

                    Interest Payment Date. (a) As to any Prime Rate Loan, the last day of each calendar month to occur while such Loan is outstanding, (b) as to any LIBOR Rate Loan, each day which is one month or a whole multiple thereof after the first day of such Interest Period and the last day of such Interest Period and (c) as to any Loan, whenever any payment is made in respect of such Loan.

                    Interest Period.  With respect to any LIBOR Rate Loan:

                         (a)  initially, the period commencing on the
                    Drawdown Date with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower thereof in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower thereof by irrevocable notice to the Bank not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

               provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                         (1) if any Interest Period would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

                         (2) any Interest Period that would otherwise extend beyond the Revolving Credit Maturity Date shall end on the Revolving Credit Maturity Date;

                         (3) any Interest Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

                         (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Rate Loan during an Interest Period for such Loan.

                    Investments. Without duplication, all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions (including, without limitation, in the form of transfers of property), or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person, provided, that the foregoing shall exclude trade credit extended in the ordinary course of business. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

                    Joint Venture.  The Combat System Development
          Associates Joint Venture, formed March 11, 1994, among EG&G Washington Analytical Center, Inc. and GPSTI.

                    Letter of Credit.  As defined in Section 6.1.1.

                    Letter of Credit Application.  As defined in Section
          6.1.1.

                    LIBOR Base Rate. With respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, the rate per annum equal to the rate at which the Bank is offered Dollar deposits at or about 10:00 A.M., New York City time, two LIBOR Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar operations in respect of its LIBOR Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Rate Loan to be outstanding during such Interest Period.

                    LIBOR Business Day. Any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Dollar interbank market as may be selected by the Bank in its sole discretion acting in good faith.

                    LIBOR Rate. With respect to each day during each Interest Period pertaining to a LIBOR Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                   LIBOR Base Rate
                       1.00 - LIBOR Reserve Requirements

                    LIBOR Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the LIBOR Rate.

                    LIBOR Reserve Requirements. For any day as applied to a LIBOR Rate Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                    Lien. Any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing and the filing of or agreement to give any financing statement (other than any financing statement in connection with a "true" lease that is not a Capitalized Lease) under the Uniform Commercial Code of any jurisdiction.

                    Loan Documents. This Credit Agreement, the Term Note, the Revolving Credit Note, the Letter of Credit Applications, the Letters of Credit, the NPDC Subordinated Pledged Note, the Subordination and Intercreditor Agreement and the Security Documents.

                    Loan Request.  As defined in Section 4.3.

                    Loan. Any loan made or to be made by the Bank to the Borrowers pursuant to this Credit Agreement.

                    Materially Adverse Effect. A materially adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the GPC Borrowers taken as a whole or NPDC and its Subsidiaries taken as a whole.

                    Maximum Drawing Amount. The maximum aggregate amount from time to time that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

                    Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrowers or any ERISA Affiliate.

                    Note Record. The grid attached to and constituting a part of the Term Note or the Revolving Credit Note, as the case may be, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loan referred to in such Note.

                    MXL.  MXL Industries, Inc., a Delaware corporation.

                    MXL Agreement. The Loan Agreement, dated April 29, 1993, among MXL, the lenders signatory thereto and the Bank, as Agent for the lenders and any other agreement evidencing any obligation (direct or indirect) for borrowed money or guarantees of the foregoing between MXL and the Bank.

                    NPDC.  As defined in the preamble hereto.

                    NPDC Collateral. All the property, rights and interests of NPDC that are or are intended to be subject to the security interest created by the Pledge Agreement and the Cash Collateral Agreement.

                    NPDC Collateral Cash Flow. For any period, an amount equal to the sum of the cash interest and principal payments on the Pledged Debentures received by NPDC and the cash dividend payments received by NPDC on the common stock of GPC pledged under the Pledge Agreement.

                    NPDC Compliance Certificate.  As defined in Section
          9.4(e).

                    NPDC Obligations. All indebtedness, obligations and liabilities of NPDC to the Bank, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, but only those arising or incurred under or arising in respect of this Credit Agreement or any of the other Loan Documents or in respect of the Term Loan or the Term Note or other instruments at any time evidencing any thereof.

                    NPDC Subordinated Pledged Note. The promissory note, substantially in the Form of Exhibit A-3 hereto, made by NPDC to the order of GPC and pledged to the Bank pursuant to the GPC Note Pledge Agreement.

                    Obligations. The collective reference to the GPC Obligations and the NPDC Obligations.

                    outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

                    Overdue Rate.  As defined in Section 5.1.2

                    Payment Date.  As defined in Section 3.2.

                    PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

                    Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2, in the case of the GPC Borrowers, and Section 11.1, in the case of NPDC.

                    Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

                    Pledge Agreement. The Pledge Agreement dated as of the date hereof between NPDC and the Bank and substantially in the form of Exhibit D hereto.

                    Pledged Debentures. The Debentures (as defined in the Indenture) of which NPDC is a Holder (as defined in the Indenture) and which NPDC has pledged to the Bank pursuant to the Pledge Agreement.

                    Prime Rate. The interest rate established from time to time by the Bank as its prime rate at its principal office in New York City. Notwithstanding the foregoing, the Borrowers acknowledge that the Bank may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect as of the opening of business on the effective day of such change in the Prime Rate.

                    Prime Rate Loans. Loans bearing interest calculated by reference to the Prime Rate.

                    Prime Rate Revolving Credit Loans. Revolving Credit Loans bearing interest calculated by reference to the Prime Rate.

                    Real Estate. All real property at any time owned or leased (as lessee or sublessee) by the Borrowers.

                    Reimbursement Obligation. The GPC Borrowers' joint and several obligation to reimburse the Bank on account of any drawing under, or any other amount payable under or in respect of, any Letter of Credit as provided in Section 6.2. This term includes, but is not limited to, Unpaid Reimbursement
          Obligations.

                    Revolving Credit Commitment.  As defined in Section
          2.1.

                    Revolving Credit Loans.  As defined in Section 4.1.

                    Revolving Credit Maturity Date. April 10, 1998, on which date the Revolving Credit Commitment is scheduled to terminate in its entirety, unless prior to that date the Revolving Credit Commitment is reduced to $0 pursuant to Section 5.2, in which case "Revolving Credit Maturity Date" means such earlier date on which the Revolving Credit Commitment is so reduced to $0.

                    Revolving Credit Note.  As defined in Section 4.2.

                    Rolling Four Quarters. The four consecutive fiscal quarters ending with the most recently ended fiscal quarter.

                    Security Agreements. The several Security Agreements dated as of the date hereof between the GPC Borrowers and the Bank and each substantially in the form of Exhibit B hereto.

                    Security Documents. The Security Agreements, the GPC Note Pledge Agreement and the Pledge Agreement.

                    Subordinated Debt. Unsecured Indebtedness of any Borrower that is expressly subordinated and made junior to the payment and performance in full of the NPDC Obligations or the GPC Obligations, as the case may be, and evidenced as such by (a) the Subordination and Intercreditor Agreement, (b) the NPDC Subordinated Pledged Note or (c) one or more other written instruments containing subordination provisions in form and substance approved by the Bank in writing.

                    Subordination and Intercreditor Agreement. The Subordination and Intercreditor Agreement dated as of the date hereof among the Bank, NPDC and GPC and substantially in the form of Exhibit J hereto.

                    Subordination Documents. The Subordination and Intercreditor Agreement, the NPDC Subordinated Pledged Note, the Indenture and the Pledged Debentures.

                    Subsidiary. Any corporation, association, trust (other than a trust related to an employee benefit plan), or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock, provided, that for purposes of this Agreement (including, without limitation, the calculation of the financial covenants set forth in Sections 10.14 through 10.18 and the definitions related thereto), each Foreign Subsidiary and the Joint Venture shall not be Subsidiaries of GPC.

                    Term Loan.  As defined in Section 3.1

                    Term Loan Commitment.  As defined in Section 3.1.

                    Term Loan Maturity Date.  April 31, 2000.

                    Term Loan Request.  As defined in Section 3.3.

                    Term Note.  As defined in Section 3.2.

                    Type. As to any Loan, its nature as a Prime Rate Loan or a LIBOR Rate Loan.

                    Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

                    Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which the GPC Borrowers did not reimburse the Bank on the date specified in, and in accordance with, Section 6.2.

                    Voting Stock. Stock, equity or similar interests however characterized, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or officers performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

                    Section 1.2.  Rules of Interpretation.

                    (a) A reference to any document or agreement shall include such document or agreement as amended, modified, waived or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

                    (b) The singular includes the plural and the plural includes the singular.

                    (c) A reference to any law or regulation includes any amendment or modification to such law or regulation.

                    (d) A reference to any Person includes its permitted successors and permitted assigns.

                    (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                    (f) The words "include", "includes" and "including" are not limiting.

                    (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

                    (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

                    (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.


                                      ARTICLE II

                                THE CREDIT FACILITIES

                    Section 2.1. The Facilities. This Credit Agreement includes two credit facilities: a term loan credit facility for NPDC and a revolving credit facility for the GPC Borrowers. The term loan facility provides for a loan to NPDC in an amount up to the Term Loan Commitment of $5,000,000. The revolving credit facility provides for Revolving Credit Loans and Letters of Credit to the GPC Borrowers in an aggregate amount up to the initial Revolving Credit Commitment of $20,000,000 (the "Revolving Credit Commitment"). Within the revolving credit facility, there is a letter of credit sub-facility under which the GPC Borrowers may open Letters of Credit that are part of, and charged against credit availability under, the revolving credit facility, provided, however, that the sum of the Maximum Drawing Amount on all Letters of Credit and the amount of all Reimbursement Obligations shall not at any time exceed $750,000. Upon compliance with the provisions of Section 9.16, GPC may advance $2,000,000, at any time outstanding, of the proceeds of the Revolving Credit Loans to NPDC and such amounts may be repaid to GPC and reborrowed by NPDC. Until the Revolving Credit Maturity Date and upon compliance with the provisions of Section 9.16, GPC may advance to the Foreign Subsidiaries (i) up to $360,000 at any one time outstanding of the proceeds of the Revolving Credit Loans during the twelve-month period commencing on the date hereof and (ii) for each twelve-month period thereafter, an amount equal to $360,000 at any one time outstanding plus the aggregate amount of the loans by GPC to the Foreign Subsidiaries from the proceeds of the Revolving Credit Loans outstanding on the last day immediately prior to the commencement of such twelve-month period.


                                     ARTICLE III

                            AMOUNT AND TERMS OF TERM LOAN

                    Section 3.1. Commitment to Lend. (a) Subject to the terms and conditions hereof, the Bank agrees to make a term loan (the "Term Loan") to NPDC on the Closing Date, in a principal amount equal to $5,000,000 (the "Term Loan Commitment").

                    (b) Subject to the terms and conditions hereof, the Term Loan shall be a Prime Rate Loan.

                    Section 3.2. Term Note. The Term Loan shall be evidenced by a promissory note of NPDC, substantially in the form of Exhibit A-1 (the "Term Note"), with appropriate insertions therein as to principal amount, payable to the order of the Bank and representing the obligation of NPDC to pay a principal amount equal to the amount of the Term Loan, with interest thereon. The Bank is hereby authorized to record the Drawdown Date and principal amount of the Term Loan and the date and amount of each payment or prepayment of principal thereof on the Note Record for the Term Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of manifest error; provided that failure by the Bank to make any recordation on the Term Note shall not affect any of the obligations of NPDC under the Term Note or this Credit Agreement. The Term Note shall (i) be dated the Closing Date,
          (ii) bear interest, payable as specified in subsection 5.1, and
          (iii) be stated to be payable in sixteen consecutive quarterly installments (each a "Payment Date") commencing on June 30, 1996, the amount of the first fifteen such installments to be equal to $250,000 and the amount of the last such installment to be equal to $1,250,000.

                    Section 3.3. Procedure for Term Loan Borrowing. NPDC shall give the Bank irrevocable written notice (or telephonic notice promptly confirmed in writing) in the form of Exhibit E-2 hereto of the Term Loan requested hereunder (a "Term Loan Request") not later than 10:00 A.M. (New York City time) one Business Day prior to the anticipated Closing Date requesting that the Bank make the Term Loan on the Closing Date and specifying the principal amount of the Term Loan and the Closing Date. The Term Loan Request shall be irrevocable and binding on NPDC and shall obligate NPDC to accept the Term Loan from the Bank on the Closing Date. The Term Loan Request shall constitute a representation and warranty by NPDC that the conditions set forth in Article XII and Article XIII (other than those stated to be to the satisfaction of the Bank or words of similar import) have been satisfied or waived on the date of such request. Not later than 1:00 P.M. (New York City time) on the Closing Date, upon receipt of such notice and the documents required by Articles XII and XIII and the satisfaction of the other conditions set forth therein, in each case to the extent applicable, the Bank will make available to NPDC, at the Bank's Office, in immediately available funds, the amount of the requested Term Loan.

                    Section 3.4. Use of Proceeds of the Term Loan. The proceeds of the Term Loan will be used solely for the partial repayment of certain Swiss Franc denominated long-term debt of NPDC due in 1995 and 1996 and for reimbursement to NPDC of amounts previously paid by NPDC in 1995 for such purpose. Pending such use, the proceeds shall be invested by NPDC in investments substantially similar to those described in Sections 10.3(a), (b) and (c).


                                      ARTICLE IV

                            THE REVOLVING CREDIT FACILITY

                    Section 4.1. Commitment to Lend. (a) Subject to the terms and conditions hereof (including, without limitation, the last two sentences of Section 2.1), the Bank agrees to make revolving credit loans ("Revolving Credit Loans") to the GPC Borrowers and the GPC Borrowers, on a joint and several basis, may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by any Borrower to the Bank given in accordance with Section 4.3, such Revolving Credit Loans as are requested by GPC on behalf of the GPC Borrowers up to a maximum amount (after giving effect to all amounts requested) at any one time equal to the Available Credit.

                    (b) Subject to the terms and conditions hereof, the Revolving Credit Loans may be (i) Prime Rate Loans, (ii) LIBOR Rate Loans or (iii) a combination thereof, as determined by GPC, on behalf of the GPC Borrowers, and notified to the Bank in accordance with subsections 4.3 and 5.3.

                    Section 4.2. Revolving Credit Note. The Revolving Credit Loans shall be evidenced by a promissory note of the GPC Borrowers, substantially in the form of Exhibit A-2 (the "Revolving Credit Note"), with appropriate insertions as to principal amount, payable to the order of the Bank and representing the joint and several obligation of the GPC Borrowers to pay a principal amount equal to the lesser of (a) the amount of the Revolving Credit Commitment or, (b) the outstanding amount of all Revolving Credit Loans, with interest thereon, and all costs and expenses in connection therewith or with any other Loan Document. The Bank is hereby authorized to record the Drawdown Date, Type and principal amount of each Revolving Credit Loan, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Rate Loans, the length of each Interest Period with respect thereto on the Note Record, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of manifest error; provided, that the failure by the Bank to make any recordation on the Revolving Credit Note shall not affect any of the obligations of the GPC Borrowers under the Revolving Credit Note or this Agreement. The Revolving Credit Note shall (i) be dated the Closing Date, (ii) bear interest, payable as specified in subsection 5.1 and (iii) be stated to mature on the Revolving Credit Maturity Date.

                    Section 4.3.  Procedure for Revolving Credit Borrowing.

          GPC, on behalf of the GPC Borrowers, shall give to the Bank irrevocable written notice (or telephonic notice promptly confirmed in a writing) in the form of Exhibit E-1 hereto of each Revolving Credit Loan requested hereunder (a "Loan Request") not later than 10:00 A.M. (New York City time) (a) on the same Business Day as the proposed Drawdown Date of any Prime Rate Loan and (b) on the third LIBOR Business Day prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) if a LIBOR Rate Loan, the Interest Period for such Loan, and (iv) the Type of such Revolving Credit Loan. Each Loan Request shall be irrevocable and binding on the Borrowers and shall obligate GPC, on behalf of the Borrowers, to accept the Loan requested from the Bank on the proposed Drawdown Date. Each Loan Request hereunder shall constitute a representation and warranty by each of the GPC Borrowers that the conditions set forth in Article XII and Article XIII, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Article XIII, in the case of all other Revolving Credit Loans (in each case other than those conditions stated to be to the satisfaction of the Bank or words of similar import), have been satisfied or waived on the date of such request. Each Loan Request shall be in a minimum aggregate amount of $100,000. Not later than 1:00 P.M. (New York City time) on the proposed Drawdown Date of any Revolving Credit Loan, upon receipt of the documents required by Articles XII and XIII and the satisfaction of the other conditions set forth therein, in each case to the extent applicable, the Bank will make available to GPC, on behalf of the GPC Borrowers, at the Bank's Office, in immediately available funds, the amount of the requested Revolving Credit Loan.

                    Section 4.4. Use of Proceeds of the Revolving Credit Loans. The GPC Borrowers will use the proceeds of the Revolving Credit Loans solely for working capital purposes and other purposes not prohibited by this Agreement. Upon compliance with the provisions of Section 9.16, GPC may advance $2,000,000, at any time outstanding, of the proceeds of the Revolving Credit Loans to NPDC and such amounts may be repaid to GPC and reborrowed by NPDC. Until the Revolving Credit Maturity Date and upon compliance with the provisions of Section 9.16, GPC may advance to the Foreign Subsidiaries (i) up to $360,000 at any one time outstanding of the proceeds of the Revolving Credit Loans during the twelve-month period commencing on the date hereof and
          (ii) for each twelve-month period thereafter, an amount equal to $360,000 at any one time outstanding plus the aggregate amount of the loans by GPC to the Foreign Subsidiaries from the proceeds of the Revolving Credit Loans outstanding on the last day immediately prior to the commencement of such twelve-month period.


                                      ARTICLE V

                    INTEREST, CONVERSIONS, PAYMENTS, COSTS, ETC.

                    Section 5.1.   Interest.

                         5.1.1. Interest on Loans. Except as otherwise provided in Section 5.1.2:

                    (a) The Term Loan shall bear interest for each day at a rate per annum equal to the Prime Rate plus two percent (2%). NPDC promises to pay interest on the outstanding principal amount of the Term Loan, in arrears, on each Interest Payment Date with respect thereto.

                    (b) Each Prime Rate Revolving Credit Loan shall bear interest for each day at a rate per annum equal to the Prime Rate for such day.

                    (c) Each LIBOR Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Rate determined for such day plus one and three quarters of one percent (1.75%).

                    (d) The GPC Borrowers, jointly and severally, promise to pay interest on each Revolving Credit Loan, in arrears, on each Interest Payment Date with respect thereto.

                         5.1.2.  Interest After Default.  If all or a
          portion of (i) the principal amount of any Loan (ii) any interest payable thereon or (iii) any other amount payable hereunder or under any of the other Loan Documents shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (a) in the case of overdue principal and overdue interest on any Loan, two percent (2%) above the rate of interest otherwise applicable to such Loan pursuant to Section 5.1.1 during such period and (b) in the case of other overdue amounts, two percent (2%) above the rate of interest applicable to Prime Rate Loans during such period (the "Overdue Rate") in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment). Accrued interest at the Overdue Rate shall be payable from time to time on demand of the Bank.

                    Section 5.2.   Reduction of Revolving Credit
          Commitments. GPC, on behalf of the GPC Borrowers, shall have the right, at any time and from time to time upon five (5) Business Days' irrevocable written notice to the Bank, to reduce by $500,000 or an integral multiple thereof or terminate entirely the Revolving Credit Commitment, whereupon the Revolving Credit Commitment shall be reduced by the amount specified in such notice, or as the case may be, terminated. No reduction or termination of the Revolving Credit Commitment pursuant to this
          Section 5.2 may be reinstated.

                    Section 5.3.  Revolving Credit Loan Conversion Options.

                         5.3.1. Conversion to Different Type of Loan. Subject to the terms and conditions of this Credit Agreement, GPC, on behalf of the Borrowers, may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided, that (a) with respect to any such conversion of a LIBOR Rate Loan to a Prime Rate Revolving Credit Loan, the GPC Borrowers shall give the Bank written notice of such election by not later than 10:00 A.M. (New York City time) on the same Business Day as the proposed conversion; (b) with respect to any such conversion of a LIBOR Rate Loan into a Prime Rate Revolving Credit Loan, such conversion shall only be made on the last day of the Interest Period with respect to the LIBOR Rate Loan; (c) with respect to any such conversion of a Prime Rate Revolving Credit Loan to a LIBOR Rate Loan, the Borrowers shall give the Bank written notice of such election by not later than 10:00 A.M. (New York City time) on the third LIBOR Business Day before the proposed conversion; and (d) no Revolving Credit Loan may be converted into a LIBOR Rate Loan when either a Default or Event of Default has occurred and is continuing. All or any part of outstanding Revolving Credit Loans of either Type may be converted into a Revolving Credit Loan of the other Type as provided herein, provided, that any partial conversion shall be in an aggregate principal amount of $250,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

                         5.3.2.  Continuation of Type of Loan.    Subject
          to the terms and conditions of this Credit Agreement, any LIBOR Rate Loan may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by GPC, on behalf of the Borrowers, with the notice provisions contained in Section 5.3.1; provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Revolving Credit Loan on the last day of the first Interest Period relating to the LIBOR Rate Loan ending during the continuance of any Default or Event of Default of which officers of the Bank actively engaged in administering the Borrowers' account have actual knowledge.

                         5.3.3. Deemed Conversion. If the applicable GPC Borrower shall fail to provide the conversion or continuation notice required by this Section 5.3 prior to the expiration of an Interest Period for a LIBOR Rate Loan, such GPC Borrower shall be deemed to have requested a conversion of such LIBOR Rate Loan to a Prime Rate Loan on the last day of the Interest Period with respect thereto.

                    Section 5.4.  Repayment of the Loans.

                         5.4.1.  Maturity.  (a)  NPDC irrevocably and
          unconditionally promises to pay on each Payment Date, and there shall become absolutely due and payable on each Payment Date, the principal amount of the Term Loan set forth in Section 3.2 as payable on such Payment Date, together with any and all accrued and unpaid interest thereon and any and all fees and expenses payable by NPDC under any of the Loan Documents.

                    (b) The GPC Borrowers, jointly and severally, irrevocably and unconditionally promise to pay on the Revolving Credit Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and any and all fees and expenses payable by such parties under any of the Loan Documents.

                         5.4.2. Mandatory Repayment of Revolving Credit Loans. If at any time the Available Credit at such time should be less than $0, the amount equal to an amount sufficient to make the Available Credit equal to $0 shall be immediately due and payable to the Bank to be applied to the GPC Obligations arising in respect of this Credit Agreement, and the GPC Borrowers, jointly and severally, hereby irrevocably and unconditionally promise to pay such amount, immediately and without notice, demand, or any other act or action by the Bank or any other Person, which amount shall be paid to the Bank for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Bank cash collateral for Reimbursement Obligations as contemplated by
          Section 6.2(b) and (c).

                         5.4.3. Optional Repayments of Loans. NPDC shall have the right, at its election, to repay the outstanding amount of the Term Loan, as a whole or in part, at any time without penalty or premium, and the GPC Borrowers shall have the right, at their election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium; provided, that any full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this Section 5.4.3 may be made only on the last day of the Interest Period relating thereto. NPDC or GPC, as appropriate, shall give the Bank, no later than 10:00 A.M., New York City time, at least one (1) Business Days' prior written notice of any proposed prepayment pursuant to this Section 5.4.3 of Prime Rate Loans, and three (3) LIBOR Business Days' notice of any proposed prepayment pursuant to this Section 5.4.3 of LIBOR Rate Loans, in each case specifying the proposed date of prepayment of Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $100,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, (a) in the case of Revolving Credit Loans and in the absence of instruction by the GPC Borrowers, first to the principal of Prime Rate Revolving Credit Loans and then to the principal of LIBOR Rate Loans and (b) in the case of the Term Loan to installments of principal in the inverse order of the maturity thereof. Any prepayment of the Term Loan may not be reborrowed.

                    Section 5.5.  Certain Fees and Costs.

                         5.5.1. NPDC Closing Fee. NPDC agrees to pay to the Bank on the Closing Date a $100,000 closing fee. The closing fee is fully earned and is nonrefundable.

                         5.5.2.  Commitment Fee.  The GPC Borrowers,
          jointly and severally, agree to pay to the Bank a commitment fee calculated at the rate of one-half of one percent (1/2 of 1%) per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Maturity Date by which the Revolving Credit Commitment exceeds the average daily outstanding amount of Revolving Credit Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the last day of each calendar quarter for such calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Maturity Date or any earlier date on which the Revolving Credit Commitment shall terminate.

                         5.5.3. Letter of Credit Fee. The GPC Borrowers, jointly and severally, shall, in connection with the issuance or any extension or renewal of any Letter of Credit, pay a fee (in each case, a "Letter of Credit Fee") to the Bank in respect of each Letter of Credit equal to one percent (1%) per annum of the face amount of such Letter of Credit payable quarterly in advance and which is fully earned when paid and nonrefundable plus the Bank's customary issuance fees.

                         5.5.4. Additional Costs, Etc. If after the date hereof the adoption of or change in any Applicable Law issued or made applicable to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law) or any change in the interpretation or application of any Applicable Law by a court or government authority with appropriate jurisdiction, shall:

                    (a) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, any Letter of Credit Application, the Revolving Credit Commitment or the LIBOR Rate Loans (other than net income taxes and franchise taxes imposed in lieu of net income taxes), or

                    (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Bank of the principal of or the interest on any LIBOR Rate Loans or any other amounts payable to the Bank under this Credit Agreement or any of the other Loan Documents, or

                    (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of the Bank, or

                    (d) impose on the Bank any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the LIBOR Rate Loans, the Revolving Credit Commitment, or any class of loans, letters of credit or commitments of which any of the LIBOR Rate Loans or the Revolving Credit Commitment forms a part, and the result of any of the foregoing is

                                   (i)  to increase the cost to the Bank of
          making,
                    funding, issuing, renewing, extending or maintaining any of the LIBOR Rate Loans or the Revolving Credit Commitment or any Letter of Credit, or

                                  (ii)  to reduce the amount of principal,
          interest,
                    Reimbursement Obligation or other amount payable to the Bank hereunder, in each case on account of the Revolving Credit Commitment, any Letter of Credit or any of the LIBOR Rate Loans, or

                                 (iii)  to require the Bank to make any
          payment or to
                    forego any interest or Reimbursement Obligation or other sum payable hereunder, in each case on account of the Revolving Credit Commitment, any Letter of Credit or any of the LIBOR Rate Loans, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from any GPC Borrower hereunder, then, and in each such case, the GPC Borrowers, jointly and severally will, not later than five (5) days after demand made by the Bank and receipt by GPC of the certificate described in
          Section 5.5.6, at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts (excluding amounts duplicative of amounts payable under Section 5.5.5) as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum. In the event that the Bank demands compensation under this Section 5.5.4, then (without limiting or reducing the obligations of the GPC Borrowers, jointly and severally, under this Section 5.5.4) the Bank shall take reasonable steps to mitigate the circumstances resulting in such demand, provided, that the Bank shall not be required to take any such steps if, in its opinion, such steps (i) would be inconsistent with the Banks internal policies, (ii) would or might have an adverse effect upon the Bank's business, operations or financial condition or (iii) would result in any cost, liability or expense to the Bank.

                         5.5.5.  Capital Adequacy.  If after the date
          hereof the Bank determines that (a) the adoption of or change after the date hereof in any Applicable Law regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction occurring after the date hereof, or (b) compliance by the Bank or any corporation controlling the Bank with any Applicable Law regarding capital adequacy as a result of any adoption or change referred to in clause (a) above, has the effect of reducing the return on the Bank's commitment with respect to any Revolving Credit Loans or Letters of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank may notify the GPC Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Prime Rate, the GPC Borrowers, jointly and severally agree to pay the Bank for the amount of such reduction in the return on capital as and when such reduction is determined not later than five (5) days after demand by the Bank and receipt by GPC of the certificate described in Section 5.5.6. The Bank shall allocate such cost increases among its customers in good faith and on an equitable basis.

                         5.5.6. Certificate. A certificate setting forth any additional amounts payable pursuant to Section 5.5.4 or
          Section 5.5.5 and a brief explanation of such amounts that are due, submitted by the Bank to the GPC Borrowers, shall be prima facie evidence, absent manifest error, that such amounts are due and owing.

                    Section 5.6.  Payments and Computations.

                         5.6.1.  Funds for Payments.

                              5.6.1.1.  Payment to Bank.  All payments of
          principal, interest, Reimbursement Obligations, the closing fee, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Bank, at the Bank's Office or at such other location that the Bank may from time to time designate, in each case in Dollars and in immediately available funds, not later than 11:00 a.m., New York city time, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day.

                              5.6.1.2.  No Offset, Etc.  All payments by
          any Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes (other than net income taxes or franchise taxes imposed in lieu of net income taxes), levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless required by law. If any such obligation is imposed upon such Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, (i) NPDC or (ii) the GPC Borrowers, jointly and severally, as the case may be, will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Bank to receive the same net amount that the Bank would have received on such due date had no such obligation been imposed upon such Borrower. The agreements in this Section 5.6.1.2 shall survive the termination of this Credit Agreement and the payment of the Loans, Letters of Credit and all other amounts payable hereunder.

                         5.6.2. Computations; Records. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. All fees payable hereunder shall be fully earned when paid and nonrefundable. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the applicable Note Record from time to time shall constitute prima facie evidence of the accuracy of such information so recorded in the absence of manifest error; provided, that failure by the Bank to make any recordation on the applicable Note Record shall not affect any of the obligations of (a) NPDC or (b) the GPC Borrowers, jointly and severally, as the case may be, under this Credit Agreement or any other Loan Document.

                    Section 5.7. Inability to Determine LIBOR Rate. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Bank shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Bank shall forthwith give notice of such determination to the GPC Borrowers (which shall be conclusive and binding on the GPC Borrowers). In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Prime Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Revolving Credit Loan, and (c) the obligations of the Bank to make LIBOR Rate Loans shall be suspended until the Bank reasonably determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the GPC Borrowers.

                    Section 5.8. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Bank to make or maintain LIBOR Rate Loans, the Bank shall forthwith give notice of such circumstances to the GPC Borrowers and thereupon (a) the commitment of the Bank to make LIBOR Rate Loans or convert Prime Rate Revolving Credit Loans to LIBOR Rate Loans shall forthwith be suspended and (b) the Revolving Credit Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Prime Rate Revolving Credit Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The GPC Borrowers, jointly and severally, hereby agree promptly to pay the Bank, upon demand by the Bank, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this Section 5.8, including any interest or fees payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

                    Section 5.9. Indemnity. The GPC Borrowers, jointly and severally, agree to indemnify the Bank and to hold the Bank harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that the Bank may sustain or incur as a consequence of default by any GPC Borrower in making a borrowing, conversion into or continuation of a LIBOR Rate Loan after such Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 4.3 or Section 5.3, default by any GPC Borrower in making any prepayment after such GPC Borrower has given a notice thereof in accordance with the provisions of this Credit Agreement or the making of any payment of a LIBOR Rate Loan (including, without limitation, as a result of any acceleration of the Revolving Credit Loans in accordance with Section 14.1) or the making of any conversion of any such Revolving Credit Loan to a Prime Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

                    Section 5.10. Concerning Joint and Several Liability of the GPC Borrowers.

                    (a) Each of the GPC Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Bank under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the GPC Borrowers and in consideration of the undertakings of each of the GPC Borrowers to accept joint and several liability for the obligations of each of them.

                    (b) Each of the GPC Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other GPC Borrowers with respect to the payment and performance of all of the GPC Obligations, it being the intention of the parties hereto that all the GPC Obligations shall be the joint and several obligations of each of the GPC Borrowers without preferences or distinction among them.

                    (c) If and to the extent that any of the GPC Borrowers shall fail to make any payment with respect to any of the GPC Obligations as and when due or to perform any of the GPC Obligations in accordance with the terms thereof, then in each such event, the other GPC Borrowers will make such payment with respect to, or perform, such GPC Obligation.

                    (d) The obligations of each GPC Borrower under the provisions of this Section 5.10 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

                    (e) Except as otherwise expressly provided herein, each GPC Borrower hereby waives notice of acceptance of its joint and several liability, notice of any and all Revolving Credit Loans made under this Credit Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Credit Agreement, notice of any action at any time taken or omitted by the Bank under or in respect of any of the GPC Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement. Each GPC Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the GPC Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Bank at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Bank in respect of any of the GPC Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the GPC Obligations or the addition, substitution or release, in whole or in part, of any GPC Borrower. Without limiting the generality of the foregoing, each GPC Borrower assents to any other action or delay in acting or failure to act on the part of the Bank, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 5.10, afford grounds for terminating, discharging or relieving such GPC Borrower, in whole or in part, from any of its obligations under this Section 5.10, it being the intention of each GPC Borrower that, so long as any of the GPC Obligations remain unsatisfied, the obligations of such GPC Borrower under this Section 5.10 shall not be discharged except by performance and then only to the extent of such performance. The GPC Obligations of each GPC Borrower under this
          Section 5.10 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any GPC Borrower or the Bank. The joint and several liability of the GPC Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any GPC Borrower or the Bank.

                    (f) The provisions of this Section 5.10 are made for the benefit of the Bank and its successors and assigns, and may be enforced by it from time to time against any of the GPC Borrowers as often as occasion therefor may arise and without requirement on the part of the Bank first to marshal any of its claims or to exercise any of its rights against the other GPC Borrowers or to exhaust any remedies available to it against the other GPC Borrowers or to resort to any other source or means of obtaining payment of any of the GPC Obligations or to elect any other remedy. The provisions of this Section 5.10 shall remain in effect until all the GPC Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the GPC Obligations, is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy or reorganization of any of the GPC Borrowers, or otherwise, the provisions of this Section 5.10 will forthwith be reinstated in effect, as though such payment had not been made.

                    (g)  NPDC shall have no obligations under this Section
          5.10.


                                      ARTICLE VI

                                  LETTERS OF CREDIT

                    Section 6.1.  Letter of Credit Commitment.

                         6.1.1. Commitment to Issue Letters of Credit. Subject to the terms and conditions hereof and the execution and delivery by the GPC Borrowers of a letter of credit application on the Bank's customary form as it may change from time to time (a "Letter of Credit Application"), the Bank agrees, in accordance with the Bank's usual and customary business practices, to issue, extend and renew for the account of the specified GPC Borrower one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time, during the period commencing on the Closing Date and ending on the Revolving Credit Maturity Date, by GPC, on behalf of the GPC Borrowers, and agreed to by the Bank; provided, however, that after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $750,000 at any one time and (b) the Available Credit is not less than $0; and provided, further, that the Bank shall not issue, extend or renew any Letter of Credit if: (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Bank from issuing such Letter of Credit or any rule, regulation or law applicable to the Bank or any request or directive from any governmental authority with jurisdiction over the issuance of letters of credit generally or such Letters of Credit in particular shall impose upon the Bank with respect to such Letters of Credit any restriction or reserve or capital requirement (for which the Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense occurs which was not applicable, in effect or known to the Bank as of the date hereof and which the Bank in good faith deems material to it, (ii) any of the terms and provisions of Articles XII or XIII, as applicable, are not satisfied or (z) such issuance, extension or renewal would conflict with, or cause the Bank to exceed any limits imposed by Applicable Law.

                         6.1.2. Procedure for Letters of Credit. GPC, on behalf of any GPC Borrower, may from time to time request that the Bank issue, extend or renew a Letter of Credit by delivering to the Bank at the Bank's Office a Letter of Credit Application, and such other certificates, documents and other papers and information as the Bank may reasonably request. Upon receipt of any Letter of Credit Application, the Bank will process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue, extend or renew the Letter of Credit requested thereby (but in no event shall the Bank be required to issue, extend or renew any Letter of Credit earlier than three Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) in a manner as may be agreed by the Bank and such GPC Borrower. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

                         6.1.3. Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall be denominated in Dollars and, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiration date no more than one year after the date of issuance and no later than the date that is fourteen (14) days (or, if the beneficiary is located outside of the United States of America, forty-five (45)
          days) prior to the Revolving Credit Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                    Section 6.2. Reimbursement Obligation of the Borrowers. In order to induce the Bank to issue, extend and renew each Letter of Credit, the GPC Borrowers, jointly and severally, hereby irrevocably and unconditionally promise to reimburse or pay to the Bank with respect to each Letter of Credit issued, extended or renewed by the Bank hereunder,

                    (a) except as otherwise expressly provided in Section 6.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Bank, or the Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Bank under or with respect to such Letter of Credit ("Reimbursement Obligations"), and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Bank in connection with any payment made by the Bank under, or with respect to, such Letter of Credit; provided, however, that in the event that such amounts referred to in this subparagraph (a) are less than the amount of the Available Credit and there is no Default or Event of Default, GPC, on behalf of the Borrowers, shall be deemed to have requested, and the Bank shall be deemed to have made, a Prime Rate Revolving Credit Loan as of such date in satisfaction of such Reimbursement Obligations,

                    (b) upon the reduction (but not termination) of the Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to 110% of such difference, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations, and

                    (c) upon the termination of the Revolving Credit Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Article XIV, an amount equal to 110% of the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Bank as cash collateral for all Reimbursement Obligations.

          Each such payment shall be made to the Bank at the Bank's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this Section 6.2 at any time from the date such amounts become due and payable (whether as stated in this Section 6.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Bank on demand at the rate specified in Section
          5.2 for overdue principal on the Prime Rate Revolving Credit
          Loans.

                    Section 6.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Bank shall notify the GPC Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. The responsibility of the Bank to the GPC Borrowers shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be generally in conformity in all material respects with such Letter of Credit.

                    Section 6.4. Obligations Absolute. The GPC Borrowers' obligations under this Article VI shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment that any Borrower may have or have had against the Bank or any beneficiary of a Letter of Credit. The GPC Borrowers further agree with the Bank that the Bank shall not be responsible for, and the GPC Borrowers' Reimbursement Obligations under Section 6.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any GPC Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any GPC Borrower against the beneficiary of any Letter of Credit or any such transferee. The Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.
          The GPC Borrowers agree that any action taken or omitted by the Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the GPC Borrowers and shall not result in any liability on the part of the Bank to the GPC Borrowers.

                    Section 6.5. Reliance by Issuer. To the extent not inconsistent with Section 6.4, the Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Bank.

                    Section 6.6. Letter of Credit Fee. The GPC Borrowers, jointly and severally, shall, in connection with the issuance or any extension or renewal of any Letter of Credit, pay a fee in accordance with Section 5.5.3.


                                     ARTICLE VII

                                 COLLATERAL SECURITY

                    Section 7.1. Security of NPDC. The NPDC Obligations shall be secured by a perfected first priority security interest in the NPDC Collateral pursuant to the terms of the Pledge Agreement.

                    Section 7.2. Security of GPC Borrowers. The GPC Obligations shall be secured by a perfected first priority security interest in the GPC Collateral pursuant to the terms of the Security Agreements and the GPC Note Pledge Agreement to which certain GPC Borrowers are party.


                                     ARTICLE VIII

                            REPRESENTATIONS AND WARRANTIES

               Each of the Borrowers represents and warrants to the Bank as follows (it being agreed that NPDC represents and warrants only to matters with respect to itself, but not with respect to any GPC Borrower, and each GPC Borrower represents and warrants only to matters with respect to itself and the other GPC Borrowers, but not with respect to NPDC):

                    Section 8.1.  Corporate Authority.

                         8.1.1. Incorporation; Good Standing. Each of the Borrowers (a) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Materially Adverse Effect.

                         8.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any Borrower is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate authority of such Borrower, (b) have been duly authorized by all necessary corporate proceedings, (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Borrower is subject or any judgment, order, writ, injunction, license or permit or similar document applicable to such Borrower, (d) do not conflict with any provision of the corporate charter or bylaws of such Borrower or create (with or without the giving of notice or lapse of time, or both), a default under or breach of any agreement, bond, note or indenture to which such Borrower is a party, or by which such Borrower is bound or any of its respective properties or assets is affected that would individually or in the aggregate have a Materially Adverse Effect, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of such Borrower, except for the lien of this Credit Agreement and the other Loan Documents.

                         8.1.3. Enforceability. This Credit Agreement and the other Loan Documents to which any Borrower is a party have been duly executed and delivered by each such Borrower and will result in valid and legally binding obligations of such Borrower enforceable (subject, in the case of dispositions of the Pledged Stock and the Pledged Debentures (each as defined under the Pledge Agreement) to the Securities Act and other applicable securities laws and regulations) against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                    Section 8.2. Governmental and Third Party Approvals. The execution, delivery and performance by any Borrower of this Credit Agreement and the other Loan Documents to which such Borrower is or is to become a party, the grant by NPDC to the Bank of security interests in the NPDC Collateral, the grant by the GPC Borrowers to the Bank of security interests in the GPC Collateral and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority or required third party other than (a) those that have been already obtained without the imposition of any conditions that are not acceptable to the Bank and that remain in effect, (b) the filing of the UCC-1 financing statements listed on Schedule 8.2, (c) the filing of the UCC-3 termination statements listed on Schedule 8.2 with respect to the security interests of Nationsbank, National Association and (d) those that are disclosed by the Borrowers to the Bank prior to the date hereof in writing and that the Bank reasonably determines are not material and (e) consents under any agreement, bond, note or indenture referred to in Section 8.1.2(d) hereof, the failure of which to obtain would not create (with or without the giving of notice or lapse of time, or both), a default under or breach of such agreement, bond, note or indenture that would individually or in the aggregate have a Materially Adverse Effect.

                    Section 8.3. Title to Properties; Leases. Except as indicated on Schedule 8.3 hereto, (a) GPC and its Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of GPC and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens and (b) NPDC and its Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of NPDC and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the course of business since that date).

                    Section 8.4.  Financial Information.

                         8.4.1. Financial Statements. There has been furnished to the Bank consolidated balance sheets of NPDC and its Subsidiaries and GPC and its Subsidiaries as at December 31, 1993, and consolidated statements of operations, changes in stockholders' equity and cash flows of NPDC and its Subsidiaries and GPC and its Subsidiaries for the fiscal year then ended, certified by KPMG Peat Marwick, NPDC's and GPC's independent certified public accountants, as well as the accountants' management letters relating thereto. In addition, the Borrowers have furnished to the Bank consolidated balance sheets of NPDC and its Subsidiaries and GPC and its Subsidiaries as at the Balance Sheet Date and consolidated statements of operations, changes in stockholders' equity and cash flows of NPDC and its Subsidiaries and GPC and its Subsidiaries for the fiscal quarter then ended, certified by the principal financial or accounting officer of NPDC and its Subsidiaries or of GPC, as the case may be. All such balance sheets and statements of operations, changes in stockholders' equity and cash flows have been prepared in accordance with generally accepted accounting principles and fairly present, on a consolidated basis, the financial condition of NPDC and its Subsidiaries or GPC and its Subsidiaries, as the case may be, as at the close of business on the respective dates thereof and the results of operations for the fiscal year or quarter, as applicable, then ended, subject to year-end audit adjustments. Except as set forth in Schedule 8.6, there were no direct or contingent liabilities, obligations or commitments of NPDC or any of its Subsidiaries or GPC or any of its Subsidiaries as of December 31, 1993 or as of the Balance Sheet Date involving material amounts, known to the officers of the Borrowers, that were not disclosed in the balance sheets for such dates and the notes related thereto that could have a Materially Adverse Effect.

                         8.4.2.  Projections.  The projections of the
          annual income statements and cash flow statements of NPDC and its Subsidiaries on a consolidated basis and on a consolidating basis and of GPC and its Subsidiaries on a consolidated basis and on a consolidating basis for the 1995 fiscal year, copies of which have been delivered to the Bank, disclose all assumptions used in formulating such projections. As of the date hereof, to the knowledge of the Borrowers, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrowers of the results of operations and other information projected therein.

                    Section 8.5. Franchises, Patents, Copyrights, Etc. Each of the Borrowers possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, which are required for the conduct of its business substantially as now conducted without known conflict with any rights of others.

                    Section 8.6.  Litigation.  Except as set forth on
          Schedule 8.6 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to the knowledge of the Borrowers, threatened against any of the Borrowers before any court, tribunal or administrative agency or board that (a) could reasonably be expected to have a Materially Adverse Effect, (b) question the validity of this Credit Agreement or any of the other Loan Documents, or (c) purport to materially adversely affect any transaction contemplated by the Loan Documents.

                    Section 8.7. No Materially Adverse Contracts, Etc. None of the Borrowers is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Materially Adverse Effect. None of the Borrowers is a party to any contract or agreement that has, or in the reasonable judgment of such Borrower's officers, is expected to have a Materially Adverse Effect.

                    Section 8.8. Compliance With Other Instruments, Laws, Etc. None of the Borrowers is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment (except as set forth on Schedule 8.6 hereto), statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in a Materially Adverse Effect.

                    Section 8.9. Tax Status. The Borrowers (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

                    Section 8.10. No Event of Default. No Default or Event of Default has occurred and is continuing.

                    Section 8.11. Holding Company and Investment Company Acts. None of NPDC, GPC and their respective Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is any such Person an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

                    Section 8.12.  Collateral.

                    (a) The chief executive office of each of the Borrowers and the office at which all of such Borrower's records and books of account are kept are as set forth on Schedule 8.12(a) hereto or such other location of which 30 days prior written notice is given to the Bank.

                    (b) Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in (i) in the case of any GPC Borrower, any assets or property of any GPC Borrower or any rights relating thereto and (ii) in the case of NPDC, any NPDC Collateral or any rights relating thereto.

                    (c) The names under which the Borrowers transact business, as of the date hereof, are listed on Schedule 8.12(c) hereto, by corporate entity and with an indication as to the locations at which, as of the date hereof, each Borrower uses each such name. Except as set forth on Schedule 8.12(c), none of the Borrowers has within the six-year period immediately preceding the date of this Agreement changed its name, been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any person. Each Borrower will not change its name without providing at least 30 days' prior written notice to the Bank.

                    Section 8.13. Perfection of Security Interest. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under Applicable Law, to establish and perfect the Bank's security interest in the Collateral (other than the filing by Nationsbank, National Association of the UCC-3 Termination statements listed on
          Schedule 8.2 and other than the filing of the UCC-1 financing statements listed on Schedule 8.2). The Collateral and the Bank's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses (other than those that could not, singly or in the aggregate, be expected to have a Materially Adverse Effect or those with respect to the security interest of Nationsbank, National Association prior to the filing of UCC-3 termination statements listed on Schedule 8.2 with respect thereto). NPDC is the registered owner or authorized holder of the NPDC Collateral, free from any lien, security interest, encumbrance and any other claim or demand, except for Liens of the nature permitted under Sections 10.2(ii) and 10.2(iv) hereunder which attach to the general assets of NPDC. The GPC Borrowers are the owners of the GPC Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Liens permitted under Sections 10.2(ii) and 10.2(iv) which attach to the general assets of any GPC Borrower.

                    Section 8.14.  Employee Benefit Plans.

                         8.14.1. In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrowers have heretofore delivered to the Bank the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                         8.14.2. Terminability of Welfare Plans. Under each Employee Benefit Plan that is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). The Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrowers or such ERISA Affiliate without liability to any Person.

                         8.14.3.  Guaranteed Pension Plans.  Each
          contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of
          Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrowers or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition that presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Except as set forth on Schedule 8.14, based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                         8.14.4.  Multiemployer Plans.  Neither the
          Borrowers nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrowers nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

                    Section 8.15.  Regulations G, U and X.   The Borrowers
          have complied with all of the requirements and provisions of Regulations G, U and X as to which the Borrowers are required to comply in connection herewith. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of "purchasing" or "carrying" any "margin security" or "margin stock" as such terms are used in Regulations G, U and X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

                    Section 8.16. Environmental Compliance. The Borrowers have taken all necessary steps to investigate their past and present usage of the Real Estate owned or leased by the Borrowers and the operations conducted thereon commencing with their purchase or lease thereof, as well as, in the case of any fee interest in Real Estate that may be acquired by any of the Borrowers after the Closing Date, the past and present condition and usage thereof and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                    (a) none of the Borrowers or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a Materially Adverse Effect;

                    (b) none of the Borrowers has received notice from any third party including, without limitation: any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. Section 9601(5), any hazardous substances as defined by 42 U.S.C.
               Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by amy Environmental Laws ("Hazardous Substances") that any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any of the Borrowers conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                    (c) except as set forth on Schedule 8.16 attached hereto: (i) no portion of the purchased or leased Real Estate has been used from and after the Borrowers' purchase or lease thereof and no portion of any fee interest in Real Estate that may be acquired by any of the Borrowers after the Closing Date has at any time been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrowers or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrowers, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any fee interest in Real Estate that may be acquired by any of the Borrowers after the Closing Date that, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the leased Real Estate from and after the Borrowers' lease thereof or on any fee interest in Real Estate that may be acquired by any of the Borrowers after the Closing Date have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                    (d) None of the Borrowers or any Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

                    Section 8.17. Subsidiaries, Etc. Each of the Subsidiaries of NPDC and GPC existing on the date hereof are set forth on Schedule 8.17 hereto. Except as set forth on Schedule 8.17, each of NPDC, GPC, and each Subsidiary of GPC is not on the date hereof engaged in any joint venture or partnership with any other Person.

                    Section 8.18. Capitalization; Ownership of GPC's Subsidiaries. The authorized capital stock and the number of shares outstanding on the date hereof of each of NPDC's and GPC's Subsidiaries and the names of each such Subsidiary's non-public shareholders (together with an indication of the number of shares each holds) are set forth on Schedule 8.18 hereto. All of such outstanding shares on the date hereof are duly issued, fully paid and non-assessable. NPDC has pledged 3,349,088 shares of GPC common stock of which NPDC is the registered owner, and all dividends thereto, and 2,300,937 shares of the common stock of which NPDC is the registered owner in GTS Duratek, Inc., to the Bank pursuant to the Pledge Agreement.

                    Section 8.19. Disclosure. No representation or warranty made by any of the Borrowers in this Credit Agreement or in any agreement, instrument, document, certificate, written statement or letter furnished to the Bank by or on behalf of any of the Borrowers in connection with any of the transactions contemplated by the Loan Documents, at the time such representation was made, contained any untrue statement of a material fact or omitted to state a material fact in order to make the statements contained therein not misleading in light of the circumstances in which they were made.

                    Section 8.20. Labor Relations. On the date hereof, none of the Borrowers has any labor contracts or agreements. To the best of the Borrowers' knowledge after diligent inquiry and except for the Employment Litigation, the labor relations between the Borrowers and their respective employees are satisfactory, and there is no indication of any strike, work stoppage or other labor problem involving the business of the Borrowers which would have a Materially Adverse Effect.


                                      ARTICLE IX

                        AFFIRMATIVE COVENANTS OF THE BORROWERS

                    NPDC covenants and agrees (on behalf of and with respect to itself and for so long as the Term Loan or the Term
          Note is outstanding) and each of the GPC Borrowers covenants and agrees (on behalf of and with respect to itself and the other GPC Borrowers and for so long as the Revolving Credit Note, any Revolving Credit Loan, Reimbursement Obligation or Letter of Credit is outstanding or the Revolving Credit Commitment has not been terminated) as follows:

                    Section 9.1.  Punctual Payment.

                         9.1.1. NPDC Punctual Payment. NPDC will duly and punctually pay or cause to be paid the principal and interest on the Term Loan, the closing fee, all costs, expenses and all other amounts due and payable by NPDC under this Credit Agreement and the other Loan Documents to which NPDC is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

                         9.1.2. Punctual Payments. The GPC Borrowers, jointly and severally, will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, all costs, expenses and all other amounts due and payable by the GPC Borrowers under this Credit Agreement and the other Loan Documents to which any GPC Borrower is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

                    Section 9.2. Maintenance of Offices; Names. NPDC will maintain its chief executive offices at 9 West 57th Street, New York, New York 10019 and each of the GPC Borrowers will maintain their chief executive offices at 6700 Alexander Bell Drive, Columbia, Maryland 21046 or at such other place in the United States of America as the applicable Borrower shall designate upon not less than thirty (30) days' prior written notice to the Bank.

          Each of the Borrowers will maintain its name and provide the Bank with not less than thirty days' prior written notice of any change of its name.

                    Section 9.3. Records and Accounts. Each of the Borrowers and its Subsidiaries will (a) keep true and accurate records and books of account, and maintain duplicate books and records, which may be retained in electronic form or on other data processing media and which shall be updated not less frequently than monthly, at an alternate off-site location (in a fire-proof facility) in which accurate and complete entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

                    Section 9.4. Financial Statements, Certificates and Information. NPDC or GPC, as the case may be, will deliver to the Bank:

                    (a) as soon as practicable, but in any event not later than one hundred and five (105) days after the end of each fiscal year of NPDC and GPC, (i) NPDC's and GPC's Annual Report on Form 10-K for such fiscal year as filed with the Securities and Exchange Commission and (ii) the consolidated balance sheet of NPDC and its Subsidiaries and of GPC and its Subsidiaries and the consolidating balance sheet of NPDC and its Subsidiaries and of GPC and its Subsidiaries, each as at the end of such year, and the related consolidated statements of operations, changes in stockholders' equity and cash flow and consolidating statements of operations, changes in stockholders' equity and cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and (in the case of the consolidated statements) certified without qualification by KPMG Peat Marwick or by other independent certified public accountants satisfactory to the Bank, together with (A) a written statement from such accountants to the effect that in making the examination necessary to said certification, they have obtained no knowledge that the Borrowers failed to comply with the terms, covenants, provisions or conditions of Article X or
               Article XI hereof insofar as such Articles relate to accounting matters or, if such accountants shall have obtained knowledge of such failure, they shall disclose the failure in such statement; provided, that such accountants shall not be liable to the Bank for failure to obtain such knowledge, and (B) the accountants' management letters relating thereto;

                    (b) as soon as practicable, but in any event not later than thirty (30) days after the end of each fiscal year of NPDC and GPC, the annual business plan of NPDC and of the GPC Borrowers and forecasts and projections prepared by the management of the Borrowers, in each case in form and detail reasonably satisfactory to the Bank, of consolidated and consolidating balance sheets and related statements of operations, changes in stockholders' equity and cash flow on an annual basis for each of the following two fiscal years;

                    (c) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of NPDC and GPC (i) NPDC's and GPC's Quarterly Report on Form 10-Q for such fiscal quarter as filed with the Securities and Exchange Commission and
               (ii) copies of the unaudited consolidated balance sheet of NPDC and its Subsidiaries and of GPC and its Subsidiaries and the unaudited consolidating balance sheet of NPDC and its Subsidiaries and of GPC and its Subsidiaries, each as at the end of such quarter, and the related consolidated statements of operations, changes in stockholders' equity and cash flow and consolidating statements of operations, changes in stockholders' equity and cash flow for the portion of NPDC's or GPC's, as the case may be, fiscal year then elapsed, as well as a backlog report for each of the GPC Borrowers' business segments, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of NPDC or GPC, as the case may be, that the information contained in such financial statements and reports fairly presents the financial position of NPDC and its Subsidiaries or GPC and its Subsidiaries, as the case may be, on the date thereof (subject to year-end adjustments);

                    (d) as soon as it is available, but in any event not later than thirty (30) days after the end of each of the fiscal quarters of GPC, a copy of the quarterly business report for such fiscal quarter in the form as is currently prepared by GPC or such other form as is reasonably acceptable to the Bank;

                    (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (c) above, a statement certified by the principal financial or accounting officer of GPC in substantially the form of Exhibit H-1 hereto, (i) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 10.14 through 10.18 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date and (ii) stating that to the best of such officer's knowledge, after due inquiry, no Default or Event of Default has occurred with respect to any GPC Borrower and, if so, whether such Default or Event of Default is continuing (the "GPC Compliance Certificate") and a statement certified by the principal financial or accounting officer of NPDC in substantially the form of Exhibit H-2 hereto, (i) setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 11.7 through 11.10 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date and (ii) stating that to the best of such officer's knowledge, after due inquiry, no Default or Event of Default has occurred with respect to NPDC and, if so, whether such Default or Event of Default is continuing (the "NPDC Compliance Certificate");

                    (f) within twenty-five (25) days after the end of each calendar month or, after the occurrence and during the continuance of a Default or Event of Default, at such other times as the Bank may request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Bank, in each case accompanied by a statement certified by the principal financial or accounting officer of GPC stating that the Borrowing Base Report complies with the terms of this Credit Agreement;

                    (g) within twenty-five (25) days after the end of each calendar month, an Accounts Receivable aging report, certified by the principal financial or accounting officer of GPC;

                    (h) to the extent not otherwise required to be delivered to the Bank pursuant to Section 9.4(a)(i) or
               Section 9.4(c)(i), contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission by NPDC or GPC or sent to the stockholders of NPDC or GPC; and

                    (i) from time to time such other business and financial data and information (including, without limitation, accountants' management letters) as the Bank may reasonably request.

                    Section 9.5.  Notices.

                         9.5.1. Defaults. The Borrowers will promptly notify the Bank in writing of the occurrence of any Default or Event of Default.

                         9.5.2. Environmental Events. Each Borrower will promptly give notice to the Bank (a) of any violation of any Environmental Law that such Borrower or any of its Subsidiaries reports in writing or is reportable by such Borrower in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and
          (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that, in the case of either clause (a) or (b) above, has the potential to have a Materially Adverse Effect or materially adversely affect the Bank's security interests pursuant to the Security Documents.

                         9.5.3.  Notification of Claims Against Collateral.

          Each Borrower will, promptly upon becoming aware thereof, notify the Bank in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the Bank's rights with respect to the Collateral, are subject; provided, that with respect to the GPC Borrowers, such notice shall only be required if the aggregate amount of such setoffs, claims, withholdings or other defenses (i) causes the Available Credit to be less than $0 or (ii) equals or exceeds $250,000.

                         9.5.4. Notice of Litigation and Judgments. NPDC or GPC, as the case may be, will give notice to the Bank in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting NPDC or any of its Subsidiaries or GPC or any of its Subsidiaries or to which any such entity is or becomes a party involving an uninsured claim against NPDC or any of its Subsidiaries or GPC or any of its Subsidiaries that could reasonably be expected to have a Materially Adverse Effect and stating the nature and status of such litigation or proceedings. Such notice will be given to the Bank, in writing, in form and detail satisfactory to the Bank, within ten (10) days of any judgment not covered by insurance, final or otherwise, against NPDC or any of its Subsidiaries or GPC or any of its Subsidiaries in an amount in excess of $250,000.

                         9.5.5. Notice of Amendments to Certain Documents. If (and on each occasion that) any of the charter or other incorporation documents or by-laws of any of NPDC or its Subsidiaries or GPC or its Subsidiaries shall at any time be modified or amended in any respect whatever or if any new filings of any such documents shall at any time take place, then NPDC or GPC, as the case may be, shall, not later than ten (10) days prior to the date on which any such modification, amendment, supplement or new filing shall first become effective, furnish to the Bank a true and complete copy of such modification, amendment, supplement or new filing.

                         9.5.6. Notice of Certain Other Events. Each Borrower will, immediately upon becoming aware thereof, notify the Bank of any material change in the operations of such Borrower which could reasonably be expected to have a Material Adverse Effect, including, without limitation, (a) the cessation of operations at any facility of any of the foregoing that shall continue for a period of five (5) days of more which could reasonably be expected to have a Material Adverse Effect, (b) the consolidation of any of such facilities which could reasonably be expected to have a Material Adverse Effect, (c) any strike, work stoppage or other material labor relations problem involving any of the foregoing which could reasonably be expected to have a Material Adverse Effect and (d) the start-up of any new operations of any of the foregoing commencing after the Closing Date which could reasonably be expected to have a Material Adverse Effect.

                    9.5.7 Notice under Pledge Agreement. GPC will notify the Bank promptly in writing of the occurrence of any events described in paragraph 7(a) of the Pledge Agreement.

                    Section 9.6. Corporate Existence; Maintenance of Properties. Except as permitted by Section 10.5.1 in the case of the GPC Borrowers and Section 11.3, in the case of NPDC, each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises, except if no Materially Adverse Effect results from the loss of such rights or franchises. Each of the Borrowers (a) will cause all of its properties which are necessary in the conduct of its business to be maintained and kept in reasonably good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, but only as in the judgment of the Borrowers may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by them and in related businesses; provided, that nothing in this Section 9.6 shall prevent any of the Borrowers from discontinuing the operation and maintenance of any of its properties and disposing of same if such discontinuance, or discontinuance and disposition, is, in the judgment of such Borrowers, desirable in the conduct of its or their business and all such discontinuances, or discontinuances and dispositions, do not in the aggregate have a Materially Adverse Effect.

                    Section 9.7.  Insurance.

                         9.7.1.  General.  Each of the Borrowers will
          maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and will not result in any Borrower being deemed a co-insurer under applicable insurance laws, regulations and policies. Without limiting the foregoing, each of the Borrowers shall:

                    (a) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses of similar size engaged in similar activities in similar geographic areas;

                    (b) maintain all such workers' compensation or similar insurance as may be required by law; and

                    (c) maintain, in amounts and with deductibles equal to those generally maintained by businesses of similar size engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of such Borrower, business interruption insurance and product liability insurance.

                         9.7.2. Notice of Cancellation, Etc. In the event of failure by NPDC or the GPC Borrowers, as the case may be, to provide and maintain insurance as herein provided, the Bank may, at its option, after five days notice, provide such insurance and charge the amount thereof (which shall constitute a NPDC Obligation or a GPC Obligation, as applicable) to NPDC or the GPC Borrowers, as the case may be. Upon five days notice, the Borrowers shall furnish the Bank with certificates of insurance and, as promptly as possible, policies evidencing compliance with the foregoing insurance provisions.

                    Section 9.8. Taxes. Each of the Borrowers will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Borrower shall have set aside on its books adequate reserves with respect thereto; and provided, further, that such Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

                    Section 9.9.  Inspection of Properties and Books, Etc.

                         9.9.1. General. Each of the Borrowers shall permit the Bank, through its designated representatives, to visit and inspect any of the properties of such Borrower, to examine the books of account of such Borrower (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Borrower with, and to be advised as to the same by, its and their officers, all at such reasonable times (during normal business hours and on prior notice) and intervals as the Bank may reasonably request.

                         9.9.2. Bank Audits. At any time and from time to time, upon the reasonable request of the Bank, with prior notice and during normal business hours, the Bank may conduct audits with respect to the Accounts Receivable to verify whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of GPC). All such Bank audits shall be conducted by the Bank and made at the expense of the GPC Borrowers, jointly and severally; provided, that the GPC Borrowers shall bear the expense (without duplication of any expense incurred pursuant to Section 9.9.1) of no more than two Bank audits per GPC Borrower during any twelve month period (excluding Bank audits after the occurrence of and during the continuance of a Default or Event of Default which shall in each case be at the expense of the GPC Borrowers, jointly and severally).

                         9.9.3. Communications with Accountants. Each of the Borrowers authorizes the Bank to communicate directly with such Borrower's independent certified public accountants and authorizes such accountants to disclose to the Bank any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Borrower. At the request of the Bank, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.3.

                    Section 9.10. Compliance with Laws, Contracts, Licenses, and Permits. Each of the Borrowers will comply in all material respects with (a) Applicable Laws wherever its business is conducted, including all Environmental Laws and applicable provisions of ERISA, except for noncompliance that would not, singly or in the aggregate, have a Materially Adverse Effect, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, except for noncompliance that would not, singly or in the aggregate, have a Materially Adverse Effect, and (d) all applicable decrees, orders, and judgments except for non-compliance that would not singly or in the aggregate have a Materially Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers may conduct its business as it is now being conducted or any of the Borrowers may fulfill any of its obligations hereunder or under any of the other Loan Documents to which such Borrower is a party, each of the Borrowers will immediately take or cause to be taken all reasonable steps within the power of such Borrower to obtain such authorization, consent, approval, permit or license and furnish the Bank with evidence thereof except if no Materially Adverse Effect would result from failure to obtain the foregoing.

                    Section 9.11. Employee Benefit Plans. Each of the Borrowers will (a) upon request of the Bank, furnish to the Bank a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to the Bank any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of
          ERISA, or in respect of a Multiemployer Plan, under Section 4041A, 4202, 4219, 4242 or 4245 of ERISA.

                    Section 9.12. Use of Proceeds. NPDC will use the proceeds of the Term Loans solely for the partial repayment of certain Swiss Franc denominated long-term debt of NPDC due in 1995 and 1996 and for reimbursement to NPDC of amounts previously paid by NPDC in 1995 for such purpose. The GPC Borrowers will use the proceeds of the Revolving Credit Loans solely for working capital purposes and other purposes not prohibited by this Agreement. The GPC Borrowers will obtain Letters of Credit solely for use in the ordinary course of business.

                    Section 9.13. Bank Accounts. NPDC will, together with the employees, agents and other Persons acting on behalf of NPDC, receive and hold in trust for the Bank all payments constituting proceeds of NPDC Collateral that come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, in the collateral account of the Bank created pursuant to the Pledge Agreement.

                    Section 9.14. Further Assurances. Each of the Borrowers will cooperate with the Bank and execute such further instruments and documents as the Bank shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents. Without in any way limiting the foregoing, each of the Borrowers will execute, acknowledge and deliver any and all such further assurances and other assignments, consents, waivers, stock powers, incumbency certificates, affidavits, agreements or instruments, and take or cause to be taken all such other action as shall be reasonably requested by the Bank (including, without limitation, compliance with the Assignment of Claims Act as provided in the Security Agreements) from time to time in order to give full effect to any of the Security Documents or in order to maintain, preserve, perfect, safeguard and continue in full force and effect at all times all or any of the rights, remedies, powers and privileges of the Bank under or in respect of any of the Security Documents or any of the Collateral, including, without limitation, all steps necessary to perfect and maintain a security interest in any Collateral that requires special filings, all without any cost or expense to the Bank.

                    Section 9.15. Dividend Payments. GPC may, at such times and in such amounts as is consistent with the fiduciary duties of the GPC Board of Directors and GPC's historical practice and with Applicable Law, declare and pay cash dividends in respect of its common stock.

                    Section 9.16.  Loans to NPDC and the Foreign
          Subsidiaries. All loans or other extensions of credit to NPDC or the Foreign Subsidiaries made by GPC shall be evidenced (a) in the case of NPDC, by a promissory note of NPDC in substantially the form of Exhibit A-3 and (b) in the case of the Foreign Subsidiaries, by a promissory note in form and substance reasonably satisfactory to the Bank; the promissory note of NPDC shall be pledged to the Bank pursuant to the GPC Note Pledge Agreement and the promissory note of the Foreign Subsidiaries shall be pledged to the Bank pursuant to a pledge agreement in form and substance reasonably satisfactory to the Bank.


                                      ARTICLE X

                   CERTAIN NEGATIVE COVENANTS OF THE GPC BORROWERS

                    Each of the GPC Borrowers covenants and agrees (on behalf of and with respect to itself and the other GPC Borrowers and for so long as the Revolving Credit Note, any Revolving Credit Loan, Reimbursement Obligation or Letter of Credit is outstanding or the Revolving Credit Commitment has not been terminated) as follows:

                    Section 10.1. Restrictions on Indebtedness. Each of the GPC Borrowers will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                    (a) Indebtedness to the Bank arising under any of the Loan Documents;

                    (b) current liabilities of such Borrower incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with purchases of goods and services;

                    (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of
          Section 9.8;

                    (d) Indebtedness in respect of judgments or awards that do not constitute an Event of Default under Section 14.1(j);

                    (e)  endorsements for collection, deposit or
          negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                    (f)  the Subordinated Debt;

                    (g) obligations under Capitalized Leases and Indebtedness incurred in connection with the acquisition of any real or personal property by such Borrower, provided, that (i) the aggregate principal amount of such Indebtedness of the GPC Borrowers incurred in any fiscal year shall not exceed $300,000 and (ii) the aggregate principal amount of such Indebtedness of the GPC Borrowers shall not exceed the aggregate amount of $900,000 at any one time outstanding;

                    (h) performance or other guaranties given by any GPC Borrower in respect of Indebtedness of the other GPC Borrowers that is otherwise permitted pursuant to this Section 10.1 and in respect of other obligations of the other GPC Borrowers permitted under this Agreement;

                    (i) Indebtedness existing on the date hereof and listed and described on Schedule 10.1(i) or Schedule 10.3(d) hereto;

                    (j) Indebtedness of any of the GPC Borrowers to any other GPC Borrower and Indebtedness of either Foreign Subsidiary existing on the date hereof to any GPC Borrower or as contemplated by subsection 2.1;

                    (k)  Indebtedness not otherwise permitted under this
          Section 10.1 (other than to the Foreign Subsidiaries, to the Joint Venture or to the joint venture referred to in Schedule 10.1(n)) in aggregate principal amount not to exceed $100,000 at any one time outstanding;

                    (l) Indebtedness in respect of deferred liabilities other than for deferred taxes and other than for borrowed money, including without limitation, deferred compensation, provided, that the aggregate amount of such Indebtedness of the GPC Borrowers incurred on or after the date hereof shall not exceed $500,000 at any one time outstanding;

                    (m) Indebtedness in respect of deferred taxes other than for borrowed money; and

                    (n)  Indebtedness described on Schedule 10.1(n).

                    Section 10.2. Restrictions on Liens. Each of the GPC Borrowers will not (a) create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (c) grant a negative pledge on any of its assets in favor of any Person other than the Bank; provided, that any GPC Borrower may create or incur or suffer to be created or incurred or to exist:

                              (i)  Liens in favor of any GPC Borrower on
          all or part of the assets of the Foreign Subsidiaries securing Indebtedness owing by such Subsidiaries to such Borrower;

                             (ii)  Liens to secure taxes, assessments and
          other government charges or liens on properties to secure claims for labor, material or supplies in respect of obligations permitted under Section 9.8;

                            (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations or similar obligations;

                             (iv)  Liens on properties in respect of
          judgments or awards which do not constitute an Event of Default under Section 14.1(j);

                              (v)  Liens of carriers, warehousemen,
          mechanics and materialmen, and other like liens on properties, in respect of obligations not overdue by more than 90 days or permitted under Section 9.8;

                             (vi)  encumbrances on Real Estate consisting
          of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which such GPC Borrower is a party, and other minor Liens or encumbrances none of which in the opinion of the GPC Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the GPC Borrowers, which defects do not individually or in the aggregate have a Materially Adverse Effect;

                            (vii)  Liens not otherwise permitted under this
          Section 10.2 existing on the date hereof and listed on Schedule
          10.2 hereto;

                           (viii) purchase money security interests in or purchase money mortgages on or the interest of a lessor in real or personal property to secure purchase money Indebtedness or Capitalized Leases of the type and amount permitted by Section 10.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                             (ix)  Liens in favor of the Bank under the
          Loan Documents;

                              (x)  good faith pledges or deposits made in
          the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations, or surety, appeal, indemnity, performance or similar bonds required in the ordinary course of business;

                             (xi)  any interest or title of a lessor in
          assets being leased by any of the GPC Borrowers under an operating lease; and

                    (xii) Liens to secure a letter of credit in the amount of $23,762.83 issued by Nationsbank, National Association for the benefit of B.F. Saul Real Estate Investment Trust.

                    Section 10.3. Restrictions on Investments. Each of the GPC Borrowers will not make or permit to exist or to remain outstanding any Investment except Investments in:

                    (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by such Borrower;

                    (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                    (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                    (d) Investments existing on the date hereof and listed on Schedule 8.17, Schedule 8.18, Schedule 10.3(d) or Schedule 10.1(i) hereto;

                    (e) Investments with respect to Indebtedness permitted by Section 10.1(f) or 10.1(j);

                    (f) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $100,000 in the aggregate at any time outstanding;

                    (g) other Investments (other than with the Foreign Subsidiaries, the Joint Venture or the joint venture referred to in paragraph 2 of Section 10.3(h)) in an aggregate amount not to exceed $500,000 at any time outstanding;

                    (h)  Investments described on Schedule 10.3(h); and

                    (i) Investments consisting of the loans evidenced or to be evidenced by the NPDC Subordinated Pledged Note.

                    Section 10.4. Distributions. GPC will not make any Distributions, except GPC may (a) consistent with the fiduciary duties of the GPC Board of Directors, GPC's normal course of business and Applicable Law, declare and pay dividends in respect of its common stock and (b) repurchase GPC common stock with an aggregate value not to exceed $3,000,000, provided, that for purposes of this Section 10.4, the repurchased GPC common stock shall be valued at the closing price of such common stock on the national securities exchange upon which such common stock is listed on the Business Day immediately preceding the date of repurchase, and if such common stock is not so listed or there is no closing price, at such other price as the Bank shall reasonably determine.

                    Section 10.5.  Merger Consolidation and Disposition of
          Assets.

                         10.5.1. Mergers and Acquisitions. Each of the GPC Borrowers will not become a party to any merger or consolidation, or liquidate or dissolve itself (or suffer any liquidation or dissolution) or agree to or effect any asset acquisition or stock acquisition or acquire any interest in any partnership, joint venture or similar enterprise (other than the acquisition of assets in the ordinary course of business consistent with past practices) except (i) in connection with Investments permitted pursuant to Section 10.3 and (ii) a merger or consolidation among any of the GPC Borrowers, provided, that if GPC is a party thereto, GPC is the surviving entity.

                         10.5.2. Disposition of Assets. Each of the GPC Borrowers will not become a party to or agree to or effect any disposition of assets, other than (a) the disposition of assets in the ordinary course of business, consistent with past practices, (b) the transfer of assets in connection with a merger or consolidation permitted by Section 10.5.1 and (c) dispositions of assets permitted under the proviso in Section 9.6.

                    Section 10.6. Sale and Leaseback. Except in connection with the making by the GPC Borrowers of Capital Expenditures permitted by and charged against the amounts permitted under Section 10.15 hereof, each of the GPC Borrowers will not enter into any arrangement, directly or indirectly, whereby such Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that such Borrower intends to use for substantially the same purpose as the property being sold or transferred.

                    Section 10.7.  Compliance with Environmental Laws.
          Each of the GPC Borrowers will not (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances except for the handling of samples of Hazardous Materials, in accordance with Environmental Laws, for purposes of analysis, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

                    Section 10.8. Prohibited Changes and Payments. Each of the GPC Borrowers will not (a) amend, supplement or otherwise modify the terms of any of the Subordinated Debt or (b) prepay, redeem, purchase, defease, exchange or repurchase any of such Subordinated Debt.

                    Section 10.9. Employee Benefit Plans. Neither the GPC Borrowers nor any ERISA Affiliate will:

                    (a) engage in any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code that could result in a material liability for any Borrower; or

                    (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in
          Section 302 of ERISA, whether or not such deficiency is or may be waived; or

                    (c) fail to contribute to any Guaranteed Pension Plan to an extent that, or terminate any Guaranteed Pension Plan in a manner that, could result in the imposition of a lien or encumbrance on the assets of any Borrower pursuant to Section 302(f) or Section 4068 of ERISA; or

                    (d) permit or take any action that would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

                    Section 10.10. Certain Transactions. (a) Except for transactions otherwise permitted by this Agreement (and subject to the terms and conditions of this Agreement), none of the GPC Borrowers will enter into or be a party to any transaction with any Affiliate (other than any other GPC Borrower), any NPDC non-public stockholder or with any officer, director, or employee of any of the Borrowers, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any NPDC non-public stockholder, any officer, director or employee or, to the knowledge of the GPC Borrowers, any corporation, partnership, trust or other entity in which any NPDC non-public stockholder, officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, except (i) arms length transactions pursuant to which any GPC Borrower makes or receives payments or other consideration in the ordinary course of business upon terms no less favorable than such GPC Borrower could obtain from third parties, (ii) license and royalty agreements and equipment leases with certain Affiliates of GPC listed on Schedule 10.10 hereto, (iii) reasonable compensation for services of officers, directors or employees (including the issuance of stock options to officers, employees and directors) and (iv) management fees paid to NPDC in the amount of no more than $250,000 per year.

                    Section 10.11. Limitation on Certain Changes. Each of the GPC Borrowers shall not at any time (a) in the case of such Borrower, engage primarily (directly or indirectly) in any business except the business conducted by such Borrower on the Closing Date and any business related thereto, (b) change its organizational structure from that of a corporation to another organizational structure, (c) amend its charter or by-laws, except for amendments (of which prior written notice has been given to the Bank) that would not adversely affect any Obligations, any Collateral, any rights of the Bank under the Loan Documents or the ability of such Borrower to perform its NPDC Obligations or GPC Obligations, as the case may be, or conduct its business as previously conducted or (d) except as may be required by generally accepted accounting principles, change the accounting treatment or reporting practices of NPDC and its Subsidiaries or GPC and its Subsidiaries from those in effect as of the Balance Sheet Date; provided, that nothing in this Section
          10.11 shall prevent any of the GPC Borrowers from discontinuing the operation and maintenance of any of its properties and disposing of same if such discontinuance, or discontinuance and disposition, is, in the judgment of such GPC Borrower, desirable in the conduct of its business and all such discontinuances, or discontinuances and dispositions, do not in the aggregate have a Materially Adverse Effect.

                    Section 10.12. Fiscal Year. Each of the GPC Borrowers shall not cause or permit its fiscal year to end on any date other than December 31 of each year unless it gives not less than thirty (30) days' prior written notice thereof to the Bank and the GPC Borrowers agree to changes in this Credit Agreement that the Bank deems to be necessary or appropriate in connection with such change.

                    Section 10.13. Ownership of Subsidiaries. GPC shall not own, directly or indirectly, less than one hundred percent (100%) of the voting capital stock of each of its Subsidiaries.

                    Section 10.14. GPC Fixed Charge Coverage. Commencing with the fiscal quarter ended September 30, 1995, the GPC Borrowers will not permit the ratio of (a) Consolidated EBITDA of GPC and its Subsidiaries to (b) Consolidated Fixed Charges of GPC and its Subsidiaries to be less than 2.0:1.0 on a Rolling Four Quarter basis, as of the end of each fiscal quarter.

                    Section 10.15. Capital Expenditures. The GPC Borrowers will not make Capital Expenditures in any fiscal year that exceed, in the aggregate, $500,000 for such fiscal year.

                    Section 10.16. GPC Consolidated Tangible Net Worth. The GPC Borrowers will not at any time permit Consolidated Tangible Net Worth of GPC and its Subsidiaries to be less than $19,000,000.

                    Section 10.17. GPC Consolidated Senior Debt to Consolidated Tangible Net Worth. The GPC Borrowers will not at any time permit the ratio of (a) Consolidated Senior Debt of GPC and its Subsidiaries to (b) Consolidated Tangible Net Worth of GPC and its Subsidiaries to exceed 1.5:1.0.

                    Section 10.18. No GPC Loss. The GPC Borrowers will not permit the Consolidated Net Income of GPC and its Subsidiaries for any fiscal quarter to be less than $0.


                                      ARTICLE XI

                          CERTAIN NEGATIVE COVENANTS OF NPDC

                    NPDC covenants and agrees (on behalf of and with respect to itself and for so long as the Term Loan or the Term
          Note is outstanding) as follows:

                    Section 11.1. Restrictions on Liens. NPDC will not create or incur or suffer to be created or incurred or to exist any Lien of any kind upon any of the properties or assets of NPDC, whether now owned or hereafter acquired, which are covered by any of the Security Documents, except for the Liens created by such Security Documents and Liens of the nature permitted by Sections 10.2(ii) and 10.2(iv) which attach to the general assets of NPDC.

                    Section 11.2. Restrictions on Guaranties. (a) Except as set forth on Schedule 11.2 hereto and as permitted by Section 11.2(b) below, NPDC will not assume, endorse, or be or become liable for, or guarantee the obligations of any Person, except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes of this Section 11.2, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another Person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

                    (b) In addition to the foregoing, NPDC shall be permitted to guarantee the obligations of other Persons on the following terms and conditions:

                              (i)  at the time of, and immediately after,
          entering into any such guarantee, no Default or Event of Default shall have occurred and be continuing;

                             (ii)  the aggregate amount of all guarantees
          entered into pursuant to this Section 11.2(b) (whether guarantees of payment or performance) shall at no time exceed the excess of
          (A) NPDC's aggregate available, unencumbered and unrestricted cash, cash equivalents and marketable securities (as defined in accordance with generally accepted accounting principles) over
          (B) $5,000,000;

                            (iii) the aggregate amount of all guarantees entered into pursuant to this Section 11.2(b) (whether guarantees of payment or performance) shall at no time exceed $5,000,000;

                             (iv)  the aggregate amount of all guarantees
          of payment obligations entered into pursuant to this Section 11.2(b) shall at no time exceed $3,000,000; and

                              (v) for the purposes hereof, the "amount" of a guarantee shall mean, as to guarantees of payment, the aggregate maximum amount as to which the guarantor may be liable at any time in respect of such guarantee, and as to guarantees of performance, the aggregate maximum amount of the consideration payable at any time for such performance to the Person whose performance is being guaranteed.

                    Section 11.3. Mergers and Acquisitions. NPDC will not become a party to any merger or consolidation, or acquire all or substantially all of the assets or any of the capital stock of any Person, or liquidate or dissolve itself (or suffer any liquidation or dissolution); provided, that NPDC may merge with another Person or acquire all or substantially all of the assets or capital stock of another Person, if, and only if, all of the following conditions are satisfied:

                    (a) NPDC shall have given the Bank not less than thirty days' prior written notice of such merger or acquisition together with a reasonably detailed description of the terms thereof;

                    (b) if such proposed transaction is a merger, NPDC shall be the survivor thereof;

                    (c) the aggregate amount of consideration paid by NPDC in respect of any such merger or acquisition shall not exceed ten percent (10%) of NPDC's Consolidated Tangible Net Worth immediately prior to the consummation of such merger or acquisition; and

                    (d) no Default or Event of Default shall exist hereunder immediately prior to or immediately after the consummation of any such merger or acquisition.

                    Section 11.4. Certain Transactions. Except for transactions otherwise permitted by this Agreement (and subject to the terms and conditions of this Agreement), NPDC will not enter into or be a party to any transaction with any Affiliate or with any NPDC non-public stockholder, or with any officer, director, or employee of any of the Borrowers, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any NPDC non-public stockholder, officer, director or employee or, to the knowledge of NPDC, any corporation, partnership, trust or other entity in which any NPDC non-public stockholder, officer, director, or employee has a substantial interest or is an officer, director, trustee or partner, except
          (i) arms length transactions pursuant to which NPDC makes or receives payments in the ordinary course of business upon terms no less favorable than NPDC could obtain from third parties, (ii) license and royalty agreements and equipment leases with certain Affiliates of GPC listed on Schedule 10.10 hereto, (iii) reasonable compensation for services of officers, directors or employees (including the issuance of stock options to officers, employees and directors) and (iv) management fees paid to NPDC in the amount of no more than $250,000 per year.

                    Section 11.5. Fiscal Year. NPDC shall not cause or permit its fiscal year to end on any date other than December 31 of each year unless it gives not less than thirty (30) days' prior written notice thereof to the Bank and NPDC agrees to changes in this Credit Agreement that the Bank deems to be necessary or appropriate in connection with such change.

                    Section 11.6. Ownership of Subsidiaries. NPDC shall not own, directly or indirectly, less than forty-five percent (45%) of the voting capital stock of GPC.

                    Section 11.7. Available Cash. NPDC shall not permit, as to NPDC only, on an unconsolidated basis, as of the end of each fiscal quarter, available, unencumbered and unrestricted cash, cash equivalents and marketable securities (as such terms are defined in accordance with generally accepted accounting principles) to be less than $5,000,000 in the aggregate, of which amount, not more than $2,500,000 shall consist of marketable securities.

                    Section 11.8. NPDC Collateral to Loan Ratio. NPDC will not permit the ratio of (a) the value of the NPDC Collateral to (b) the principal amount of the Term Loan to be less than 2.5:1.0 for five consecutive days. NPDC may at any time pledge additional assets as NPDC Collateral or prepay the Term Loan to maintain compliance with this Section 11.8. For purposes of determining the value of NPDC Collateral at any date of determination, (i) the common stock of GPC and GTS Duratek, Inc., pledged by NPDC under the Pledge Agreement, shall be valued at the closing price of such common stock on the national securities exchange upon which such common stock is listed on the Business Day immediately preceding such date of determination and if such stock is not so listed or there is no closing price, at such other price as the Bank shall reasonably determine and (ii) the Pledged Debentures, so long as there is no default thereunder shall be valued at the then outstanding principal amount thereof and if such a default exists they shall have such value as the Bank shall deem appropriate in its reasonable discretion.

                    Section 11.9.  NPDC Collateral Cash Flow Coverage.
          NPDC will not permit the ratio of (a) NPDC Collateral Cash Flow to (b) interest and principal payments on the Term Loan to be less than 1.0:1.0 on a Rolling Four Quarters Basis, as of the end of any fiscal quarter.

                    Section 11.10. NPDC Leverage Ratio. NPDC will not at any time permit the ratio of (a) Consolidated Tangible Net Worth of NPDC and its Subsidiaries to (b) Consolidated Total
          Liabilities of NPDC and its Subsidiaries to be less than 4.0:1.0.


                                     ARTICLE XII

                                  CLOSING CONDITIONS

                    The obligations of the Bank to make the Term Loan and the initial Revolving Credit Loans and to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to April 10, 1995:

                    Section 12.1.  Loan Documents.

                         12.1.1.  Loan Documents.  Each of the Loan
          Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Bank. The Bank shall have received a fully executed original of each such document.

                         12.1.2. Subordination Documents. Each of the Subordination Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Bank. The Bank shall have received a true and correct copy of each such document as well as a certificate of an officer of GPC stating that there exists no default by GPC thereunder.

                    Section 12.2. Certified Copies of Charter Documents; Good Standing Certificates. The Bank shall have received from each of the Borrowers a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation or organizational documents as in effect on the Closing Date, and
          (b) its by-laws or other applicable governing documents, if any, as in effect on the Closing Date. Each of such documents shall be in full force and effect and in form and substance reasonably satisfactory to the Bank. In addition, the Bank shall have received with respect to each of the Borrowers certificates of good standing and of foreign qualification dated as of recent date issued by the secretary of state (or comparable authority) in each state where the nature of such Borrower's business makes such authority necessary except where the failure to be in good standing or so qualified, singly or in the aggregate, would not have a Materially Adverse Effect.

                    Section 12.3. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by each of the Borrowers of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Bank shall have been provided to the Bank.

                    Section 12.4. Incumbency Certificate. The Bank shall have received from each of the Borrowers an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Borrower, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of such Borrower, each of the Loan Documents and Subordination Documents (other than the Indenture and the Pledged Debentures) to which such Borrower is or is to become a party; (b) in the case of GPC, to make Loan Requests and Conversion Requests on behalf of the GPC Borrowers and to apply for Letters of Credit on behalf of the GPC Borrowers; (c) in the case of NPDC, to make the Term Loan Request and (d) to give notices and to take other action on its behalf under the Loan Documents.

                    Section 12.5. Validity of Liens. The Security Documents shall each have been duly executed and delivered by the respective parties thereto and shall be in full force and effect and shall be effective to create in favor of the Bank a legal, valid and enforceable first (except for Permitted Liens entitled to priority under Applicable Law) security interest in and lien upon the Collateral. All UCC and other filings, assignments, recordings, deliveries of instruments and other actions (including delivery to the Bank of executed forms required under the Federal Assignment of Claims Act of 1940 with respect to Government Receivables, to the extent provided in the Security Agreements) necessary or desirable in the opinion of the Bank to protect and preserve such security interests shall have been duly effected (other than the filing of the UCC-1 financing statements listed on Schedule 8.2 and other than the filing by Nationsbank, National Association of the UCC-3 termination statements listed on Schedule 8.2) and all filing and recording fees and taxes shall have been duly paid by the GPC Borrowers. The Bank shall have received evidence thereof in form and substance satisfactory to the Bank. The Bank agrees to cause to be filed at the GPC Borrower's expense all UCC-1 financing statements signed by the GPC Borrowers and delivered to the Bank on or prior to the Closing Date.

                    Section 12.6. Lien Search Results. The Bank shall have received from each of the GPC Borrowers the results of UCC, tax lien, judgment and suit searches, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Bank, in the following locations: (a) for each of the GPC Borrowers, Maryland State Department of Assessments and Taxation and Howard County, Maryland and (b) in the case of GPESI, Montgomery County, Maryland. If the results of the UCC searches indicate UCC filings in such jurisdictions, the Bank shall have received evidence of the filing with the appropriate filing offices of UCC-3 termination statements with respect to such UCC filings (other than those in respect of Permitted Liens and those with respect to Nationsbank, National Association listed on Schedule 8.2).

                    Section 12.7. Evidence of Security Interests. The Bank shall have received (a) the certificates representing the Collateral consisting of shares of common stock of GPC and GTS Duratek and the Pledged Debentures together with appropriate stock powers and bond powers and (b) the NPDC Subordinated Pledged Note pledged pursuant to the GPC Note Pledge Agreement. The Bank shall also have received evidence reasonably satisfactory to it that the dividends on the GPC common stock pledged under the Pledge Agreement and the interest and principal payments on the Pledged Debentures will be paid directly to the cash collateral account of the Bank described in the Pledge Agreement.

                    Section 12.8. Borrowing Base Report. The Bank shall have received from GPC the initial Borrowing Base Report dated as of a date not earlier than 45 days prior to the Closing Date.

                    Section 12.9. Opinions of Counsel. The Bank shall have received (a) favorable legal opinions addressed to the Bank, dated as of the Closing Date, in form and substance satisfactory to the Bank, from (i) Piper & Marbury, counsel to the GPC Borrowers, (ii) Kenneth L. Crawford, General Counsel of the GPC Borrowers, (iii) Lawrence M. Gordon, Vice President and General Counsel of NPDC and (iv) Sullivan & Worcester, counsel to NPDC.

                    Section 12.10. Payment of Fees and Expenses. NPDC shall have paid to the Bank the closing fee pursuant to Section
          5.5.1 and the Borrowers shall have paid all other reasonable accrued fees and expenses, including, without limitation, the reasonable fees and expenses of the Bank's auditors and the Bank in connection with its due diligence and all filing fees and expenses not previously paid by the Borrowers shall have been paid to the Bank pursuant to Section 15.1.

                    Section 12.11. Payoff Letter. The Bank shall have received a payoff letter or other agreement in form and substance satisfactory to the Bank.

                    Section 12.12. Disbursement Instructions. The Bank shall have received disbursement instructions from the GPC Borrowers, indicating that a portion of the proceeds of the initial Revolving Credit Loans, in an amount equal to the aggregate loan obligations of the Borrowers to Nationsbank, National Association, are to be paid to such lender and such loan facility shall be terminated.

                    Section 12.13. No Material Changes, Etc. From the Balance Sheet Date to the Closing Date there has occurred no materially adverse change in the condition (financial or otherwise), business, operations, performance, or properties of the Borrowers taken as a whole as shown on or reflected in the consolidated balance sheet of NPDC and its Subsidiaries and GPC and its Subsidiaries, respectively, as at the Balance Sheet Date, or the consolidated statements of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had a Materially Adverse Effect. Since the Balance Sheet Date, GPC has not made any Distributions other than the payment of quarterly dividends in respect of its capital stock in an aggregate amount equal to approximately $1,206,500.

                    Section 12.14. Representations True; No Default. Both immediately prior to, and after giving effect to, the making of the Term Loan and the initial Revolving Credit Loans hereunder, each of the representations and warranties of each of the Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the Closing Date, with the same effect as if made at and as of that time and no Default or Event of Default shall have occurred and be continuing. The Bank shall have received certificates of (a) NPDC and (b) the GPC Borrowers as to the representations made by them, respectively, signed by an authorized officer of each such Borrower to such effect.

                    Section 12.15. Capital Structure. The Bank shall be satisfied with the capital structure contemplated for each of the Borrowers.

                    Section 12.16. Legal Restrictions. No decree, order, judgment, statute, license, rule or regulation shall be applicable in the judgment of the Bank that restrains, prevents or imposes any materially adverse conditions upon any of the transactions contemplated by the Loan Documents.

                    Section 12.17. Regulation U. The Bank shall have received from NPDC a statement on FR Form U-1 duly completed in a manner acceptable to the Bank.

                    Section 12.18. Due Diligence. The Bank shall have completed an initial funding audit and a due diligence investigation of the Borrowers in scope, and with results, satisfactory to the Bank and shall have been given such access to the management, records, books of account, contracts and properties of the Borrowers and shall have received such financial, business and other information, certificates and other documents regarding the Borrowers as the Bank shall have requested, which shall all be in form and substance satisfactory to the Bank.

                    Section 12.19. Satisfactory Documentation. The Loan Documents shall be satisfactory to the Bank in its sole discretion.


                                     ARTICLE XIII

                             CONDITIONS TO ALL BORROWINGS

                    The obligations of the Bank to make the Term Loan, any Revolving Credit Loan and to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

                    Section 13.1. Representations True; No Event of Default. With respect to the making of any Revolving Credit Loan or the issuance, extension or renewal of any Letter of Credit, each of the representations and warranties of the GPC Borrowers contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate do not have a Materially Adverse Effect on the GPC Borrowers, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. The Bank shall have received the Loan Request of the GPC Borrowers signed by an authorized officer of each such Borrower to such effect.

                    Section 13.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Bank would make it illegal for the Bank to make such Loan or to issue, extend or renew such Letter of Credit.

                    Section 13.3. Governmental Regulation. The Bank shall have received such statements in substance and form reasonably satisfactory to the Bank as the Bank shall require for the purpose of compliance with any Applicable Law or, without limiting the generality of the foregoing, any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

                    Section 13.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Bank and the Bank's Special Counsel, and the Bank and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

                    Section 13.5. Borrowing Base Report. The Bank shall have received the most recent Borrowing Base Report required to be delivered to the Bank in accordance with Section 9.4(f).

                    Section 13.6. Sufficient Credit Availability. After giving effect to the making of the requested Revolving Credit Loan or the issuance, extension or renewal of the Letter of Credit, the Available Credit is not less than $0. The Bank shall have received a certificate of the GPC Borrowers signed by an authorized officer of each of the GPC Borrowers to such effect.


                                     ARTICLE XIV

                        EVENTS OF DEFAULT; ACCELERATION; ETC.

                    Section 14.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required pursuant to this Section 14.1, then, prior to such notice or lapse of time, "Defaults") shall occur with respect to a Borrower (it being understood that a Default or Event of Default with respect to a GPC Borrower shall constitute a Default or Event of Default with respect to NPDC and all GPC Borrowers but that a Default or Event of Default with respect to NPDC, MXL or Five Star shall not constitute a Default or Event of Default with respect to any GPC Borrower):

                    (a) (i) NPDC shall fail to pay any principal of the Term Loan, any interest on the Term Loan, the closing fee or other sums due and payable by NPDC hereunder or under any of the other Loan Documents or (ii) the GPC Borrowers shall fail to pay any principal of the Revolving Credit Loans, any Reimbursement Obligation, any interest on the Revolving Credit Loans, the commitment fee, any Letter of Credit Fee or other sums due and payable by the GPC Borrowers hereunder or under any of the other Loan Documents, in each case, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                    (b) any of the Borrowers shall fail to comply with any of its covenants contained in Article X;

                    (c) any of the Borrowers shall fail to comply with any of its covenants contained in Article IX (other than Section 9.5) and such failure shall continue unremedied for fifteen (15) days after written notice of such failure has been given to such Borrower by the Bank;

                    (d) any of the Borrowers shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 14.1) for fifteen (15) days after written notice of such failure has been given to such Borrower by the Bank;

                    (e) any representation or warranty of any of the Borrowers in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                    (f) any of the GPC Borrowers or any of their Subsidiaries shall, after required notice, if any, fail to pay any obligation (direct or indirect) for borrowed money (including, without limitation, the Subordinated Debt) or in respect of any Capitalized Leases or guarantees of any of the foregoing, in each case beyond any period of grace with respect thereto, that, in any such case, is outstanding in a principal or notional amount of at least $250,000 in the aggregate, or shall, after required notice, if any, fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, beyond any period of grace with respect thereto, evidencing or securing such borrowed money or in respect of any such Capitalized Leases or guarantees of the foregoing for such period of time as would permit the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                    (g) any of NPDC (or MXL or Five Star, so long as any obligation is outstanding under any MXL Agreement or any Five Star Agreement, as the case may be) shall, after required notice, if any, fail to pay any obligation (direct or indirect) for borrowed money (including, without limitation, the Subordinated
          Debt) or in respect of any Capitalized Leases or guarantees of any of the foregoing, in each case beyond any period of grace with respect thereto, that, in any such case, is outstanding in a principal or notional amount of at least $500,000 in the aggregate, or shall, after required notice, if any, fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, beyond any period of grace with respect thereto, evidencing or securing such borrowed money or in respect of any such Capitalized Leases or guarantees of the foregoing for such period of time as would permit the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

                    (h) any of NPDC, MXL or Five Star, any of the GPC Borrowers or any of the GPC Borrowers' Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability generally to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of NPDC, MXL or Five Star, the GPC Borrowers or any of the GPC Borrowers' Subsidiaries or of any substantial part of the assets of any of NPDC, MXL or Five Star, the GPC Borrowers or any of the GPC Borrowers' Subsidiaries or shall commence any case or other proceeding relating to any of NPDC, MXL or Five Star, the GPC Borrowers or any of the GPC Borrowers' Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of NPDC, MXL or Five Star, the GPC Borrowers or any of the GPC Borrowers' Subsidiaries and any of NPDC, MXL or Five Star, the GPC Borrowers or any of the GPC Borrowers' Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days or more; provided, that with respect to MXL and Five Star, this paragraph shall only apply so long as any obligation is outstanding under any MXL Agreement or any Five Star Agreement, as the case may be;

                    (i) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of NPDC, MXL or Five Star, the GPC Borrowers or any of the GPC Borrowers' Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of NPDC, MXL or Five Star, the GPC Borrowers or any of the GPC Borrowers' Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted; provided, that with respect to MXL and Five Star, this paragraph shall only apply so long as any obligation is outstanding under any MXL Agreement or any Five Star Agreement, as the case may be;

                    (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against any of NPDC, the GPC Borrowers or any of the GPC Borrowers' Subsidiaries that, with other outstanding final judgments, undischarged, unsatisfied and unstayed against any of NPDC, the GPC Borrowers or any of the GPC Borrowers' Subsidiaries to the extent not covered by insurance exceeds in the aggregate $300,000;

                    (k) any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Bank, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                    (l) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Bank shall have determined in its reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrowers to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $100,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Guaranteed Pension Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                    (m) any of the Borrowers shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

                    (n) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Borrower or any other Person which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except with respect to Liens permitted by or of the nature permitted by
          Section 10.2(ii) or 10.2(iv) hereof with respect to any Borrower;
          or

                    (o)  (i) Any Person or "group" (within the meaning of
          Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (i) shall obtain the power (whether or not exercised) to elect a majority of GPC's directors except NPDC or (ii) the Board of Directors of GPC shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of GPC on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of GPC is recommended by a majority of the then Continuing Directors;

          then, in the case of any such Event of Default (i) with respect to a GPC Borrower, so long as the same may be continuing, the Bank may, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Term Note, the Revolving Credit Note and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; and
          (ii) with respect to NPDC, so long as the same may be continuing, the Bank may, by notice in writing to NPDC declare all amounts owing by NPDC under this Credit Agreement, the Term Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by NPDC; provided, that in the event of any Event of Default specified in Section 14.1(h) or Section 14.1(i), all such amounts referred to in clause (i) or (ii), as applicable, shall become immediately due and payable automatically and without any requirement of notice from the Bank.

                    Section 14.2. Termination of Commitment. If any one or more of the Events of Default specified in Section 14.1(h) or
          Section 14.1(i) shall occur with respect to a GPC Borrower, any unused portion of the Revolving Credit Commitment hereunder shall forthwith terminate and the Bank shall be relieved of all further obligations to make Revolving Credit Loans to the GPC Borrowers and to issue, extend or renew Letters of Credit. If any other Event of Default with respect to a GPC Borrower, shall have occurred and be continuing, the Bank may terminate the unused portion of the Revolving Credit Commitment hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and the Bank shall be relieved of all further obligations to make Revolving Credit Loans and all further obligations to issue, extend or renew Letters of Credit. No termination of the Revolving Credit Commitment hereunder shall relieve any of the GPC Borrowers of any of the GPC Obligations or any of its existing obligations to the Bank arising under other agreements or instruments.

                    Section 14.3. Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Bank shall have accelerated the maturity of the Loans pursuant to Section 14.1, the Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may proceed to protect and enforce its rights against NPDC and/or the GPC Borrowers, as applicable, by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the NPDC Obligations or the GPC Obligations to the Bank are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank. No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                    Section 14.4. Setoff. Regardless of the adequacy of any Collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from the Bank to any of the Borrowers and any securities or other property of any of the Borrowers in the possession of the Bank may be applied to or set off by the Bank against (i) if such Event of Default is with respect to any Borrower and such Borrower is NPDC, the payment of the NPDC Obligations (and any and all other liabilities, direct, or indirect, absolute or contingent, due or to be become due, now existing or hereafter arising, of NPDC to the Bank) or (ii) if such Event of Default is with respect to the GPC Borrowers and such Borrower is a GPC Borrower, to the payment of GPC Obligations (and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of any of the GPC Borrowers to the
          Bank).

                    Section 14.5. Waiver. No waiver of notice in the Term Note or the Revolving Credit Note shall affect the requirement of notice under this Article XIV.


                                      ARTICLE XV

                          PROVISIONS OF GENERAL APPLICATION

                    Section 15.1. Expenses. The Borrowers, jointly and severally, agree to pay (except to the extent such amounts can be allocated to NPDC or the GPC Borrowers, respectively, in which case NPDC severally agrees to pay and the GPC Borrowers jointly and severally agree to pay, as the case may be) (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, or any amendments, modifications or supplements thereto, (b) any taxes (including any interest and penalties in respect thereto) payable by the Bank (other than net income taxes and franchise taxes imposed in lieu of net income taxes) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers, jointly and severally, hereby agreeing to indemnify the Bank with respect thereto), (c) the reasonable fees, expenses and disbursements of the Bank's Special Counsel or any local counsel to the Bank incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) any out-of-pocket fees, costs, expenses and bank charges, including bank charges for returned checks and wire transfer charges, incurred by the Bank in establishing, maintaining or handling of any lock box accounts, cash collateral accounts and other accounts for the collection of any of the Collateral which are required under the Loan Documents or established with the consent of any Borrower;
          (e) subject to the provisions of Section 9.9.1 and 9.9.2, all reasonable fees, expenses and disbursements (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of the Bank, and reasonable consulting, accounting, auditing (including the cost of the Bank's initial audit and any future audits that the Bank deems necessary)) examination, commercial finance examination, preparation of collateral reports, appraisal, investment banking and similar professional fees and charges) incurred by the Bank in connection with (i) the preparation, negotiation, execution, amendment, modification, administration or interpretation of the Loan Documents and other instruments mentioned herein (ii) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or the administration thereof after the occurrence of a Default or Event of Default and
          (iii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Bank's relationship with any of the Borrowers and (f) all reasonable fees, expenses and disbursements of the Bank incurred in connection with UCC searches, UCC filings, or other filings or recordations relating to the Collateral. The covenants of this
          Section 15.1 shall survive payment or satisfaction of all other NPDC Obligations and GPC Obligations.

                    Section 15.2. Indemnification. (a) NPDC agrees to indemnify and hold harmless the Bank and each of its affiliates, officers, directors, employees, agents and advisors (each an "Indemnified Party") from and against any and all claims, actions, investigations and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby in each case with respect to the Term Loan or NPDC including, without limitation, (i) any actual or proposed use by NPDC respectively, of the proceeds of any of the Loans (ii) the reversal or withdrawal of any provisional credits granted by the Bank upon the transfer of funds from accounts or in connection with the provisional honoring of checks or other items, (iii) NPDC entering into or performing this Credit Agreement or any of the other Loan Documents or (iv) with respect to NPDC and its properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claim with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and the direct and reasonable costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, that NPDC shall have no obligation hereunder to the Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Bank. In litigation, or the preparation therefor, each Indemnified Party shall be entitled to select its own counsel and, in addition to the foregoing indemnity, NPDC agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of NPDC under this Section 15.2 are unenforceable for any reason, NPDC hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations that is permissible under Applicable Law. The covenants contained in this Section 15.2 shall survive payment or satisfaction in full of all other NPDC Obligations.

               (b) The GPC Borrowers jointly and severally agree to indemnify and hold harmless the Bank and each of its affiliates, officers, directors, employees, agents and advisors (each an "Indemnified Party") from and against any and all claims, actions, investigations and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby in each case with respect to the Revolving Credit Loans, the Letters of Credit or any GPC Borrower, including, without limitation, (i) any actual or proposed use by the GPC Borrowers of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Bank upon the transfer of funds from accounts or in connection with the provisional honoring of checks or other items, (iii) any of the GPC Borrowers entering into or performing this Credit Agreement or any of the other Loan Documents or (iv) with respect to the GPC Borrowers and their properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claim with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and the direct and reasonable costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding; provided, that the GPC Borrowers shall have no obligation hereunder to the Bank with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Bank. In litigation, or the preparation therefor, each Indemnified Party shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the GPC Borrowers, jointly and severally, agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of any of the GPC Borrowers under this Section 15.2 are unenforceable for any reason, such GPC Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations that is permissible under Applicable Law. The covenants contained in this Section 15.2 shall survive payment or satisfaction in full of all other GPC Obligations.

                    Section 15.3. Survival of Covenants, Etc. All covenants, agreements, representations and warranties made by (a) NPDC or (b) the GPC Borrowers, respectively, herein, in the Term Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of such respective Borrowers pursuant hereto shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by any of them, and (i) in the case of NPDC, shall survive the making by the Bank of the Term Loan as herein contemplated, and shall continue in full force and effect so long as any amount due from NPDC under this Credit Agreement or the Term Note or any of the other Loan Documents remains outstanding and for such further time as may be otherwise expressly specified in this Credit Agreement and (ii) in the case of the GPC Borrowers, shall survive the making by the Bank of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or amount due by any GPC Borrower under this Credit Agreement or any Revolving Credit Note or any of the other Loan Documents remains outstanding or the Bank has any obligation to make any Revolving Credit Loans or to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of any of the Borrowers pursuant hereto shall constitute representations and warranties by such Borrower hereunder.

                    Section 15.4.  Assignment and Participation.

                         15.4.1. No Assignments by Borrowers. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of the Bank.

                         15.4.2. Assignments and Participations. The Bank may sell assignments with the consent of the Borrowers, which will not be unreasonably withheld, or participations to one or more banks or other entities in all or a portion of the Bank's rights and obligations under this Credit Agreement and the other Loan Documents; provided, that (a) each such assignment or participation shall be in an amount of not less than $5,000,000,
          (b) any such sale of a participation shall not affect the rights and duties of the Bank hereunder to the Borrowers and the Borrowers shall continue to deal solely and directly with the Bank in connection therewith, (c) the only rights granted to a participant pursuant to any such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Revolving Credit Commitment of the Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest and (d) no participant shall be entitled to receive any greater amount pursuant to Section 5.5.4, 5.5.5 or 5.6.1.2 than the Bank would have been entitled to receive in respect of the amount of the participation transferred by the Bank had no such transfer occurred.

                         15.4.3. Disclosure. The Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices the Bank may disclose information obtained by the Bank pursuant to this Credit Agreement to assignees, participants, potential assignees and potential participants hereunder; provided, that such assignees, participants, potential assignees or potential participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

                    Section 15.5. Notices, Etc. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Term Note or the Revolving Credit Note or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by nationally recognized overnight delivery service, or sent by facsimile and confirmed by delivery via nationally recognized overnight delivery service or postal service, addressed as follows:

                    (a) if to the GPC Borrowers, at 6700 Alexander Bell Drive, Columbia, Maryland 21046, Attention: John C. McAuliffe, Executive Vice President and Chief Financial Officer (facsimile 410-290-2646), or at such other address for notice as the Borrowers shall last have furnished in writing to the Person giving the notice; and

                    (b) if to NPDC, at 9 West 57th St., Suite 4170, New York, New York 10019, Attn: General Counsel (facsimile
          212-230-9545), or such other address for notice as the Bank shall last have furnished in writing to the Person giving notice.

                    (c) if to the Bank, at Exchange Place Centre, 10 Exchange Place, Jersey City, New Jersey 07302, Attention: Phillip
          H. Sorace, Vice President (facsimile 212-703-1724), or such other address for notice as the Bank shall last have furnished in writing to the Person giving the notice.

                    Any such notice or demand shall be deemed to have been duly given or made and to have became effective (i) if delivered by hand or nationally recognized overnight delivery service to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if delivered by facsimile, at the time of the sending of such facsimile (receipt of which shall be confirmed by telephonic or electronic means) and (iii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                    Section 15.6. Governing Law; Jurisdiction and Venue. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF ALL PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                    Each Borrower hereby irrevocably and unconditionally:

                         (a) submits for itself and its property in any legal action or proceeding relating to this Credit Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of
               New York, and appellate courts from any thereof;

                         (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                         (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Borrower at its address set forth in Section 15.5 or at such other address of which the Bank shall have been notified pursuant thereto; and

                          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                    Section 15.7. Acknowledgements. Each Borrower hereby acknowledges that:

                    (a) it has been advised by counsel in the negotiation, execution and delivery of this Credit Agreement and the other Loan Documents;

                    (b) the Bank does not have any fiduciary relationship with or fiduciary duty to any Borrower arising out of or in connection with this Credit Agreement or any of the other Loan Documents, and the relationship between the Bank and each Borrower in connection herewith or therewith is solely that of debtor and creditor; and

                    (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among any Borrower and the Bank.

                    Section 15.8. WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE BANK TO EXTEND CREDIT TO EACH BORROWER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE BORROWERS HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ARISING IN ANY WAY FROM THE NPDC OBLIGATIONS OR THE GPC OBLIGATIONS.

                    Section 15.9. Headings. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                    Section 15.10. Counterparts. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                    Section 15.11. Entire Agreement, Etc. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 15.11.

                    Section 15.12.  Consents, Amendments, Waivers, Etc.
          Any consent or approval required or permitted by this Credit Agreement to be given by the Bank may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any of the Borrowers of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of each of the Borrowers and the written consent of the Bank. No waiver shall extend to or affect any right or obligation not expressly waived. No course of dealing or delay or omission on the part of the Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrowers shall entitle any of the Borrowers to other or further notice or demand in similar or other circumstances.

                    Section 15.13. Severability. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

                    Section 15.14. Integration of Exhibits and Schedules. Annexed to this Credit Agreement are Exhibits A-1 through J and Schedules 8.2 through 11.2. Such Exhibits and Schedules are an integral part of this Credit Agreement and are hereby incorporated by reference.

                    Section 15.15. Confidentiality. The Bank agrees to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Borrower pursuant to this Credit Agreement which is identified by such Borrower as being confidential at the time the same is delivered to the Bank, provided, that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process,
          (ii) to counsel to the Bank, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Bank is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) is notified of the confidentiality provisions in this Section 15.15. In no event shall the Bank be obligated or required to return any materials furnished by any Borrower.

                IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first set forth above.

                                        NATIONAL PATENT DEVELOPMENT

                                          CORPORATION


                                        By: Lawrence M. Gordon
                                            Vice President



                                        GENERAL PHYSICS CORPORATION


                                        By: John V. Moran
                                            Senior Vice President


                                        INVENTORY MANAGEMENT CORPORATION


                                        By: John C. McAuliffe
                                            Vice President


                                        GP ENVIRONMENTAL SERVICES, INC.


                                        By: Robert Danna
                                            President


                                        GPS TECHNOLOGIES, INC. FEDERAL
                                        SYSTEMS GROUP


                                        By:  John C. McAuliffe
                                             Treasurer



                                        NATWEST BANK N.A.


                                        By: Phillip H. Sorace
                                            Vice President
                                           Title: